UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                     Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials:

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COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Glenpointe Centre West

500 Frank W. Burr Blvd.

Teaneck, New Jersey 07666

April 19, 2012

To Our Stockholders:

You are most cordially invited to attend the 2012 Annual Meeting of Stockholders of Cognizant Technology Solutions Corporation at 9:30 a.m. local time, on Tuesday, June 5, 2012, at our headquarters, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Instructions regarding the three methods of voting are contained on the Notice or proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Thank you for your continued support.

Sincerely,

Francisco D’Souza

Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2012

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, JUNE 5, 2012.

This proxy statement and our Annual Report to Stockholders are available at www.proxyvote.com.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT	1

PROPOSALS	1

REQUIRED VOTE	2

INFORMATION ABOUT THIS PROXY STATEMENT	2

QUESTIONS AND ANSWERS ABOUT THE 2012 ANNUAL MEETING OF STOCKHOLDERS	4

CORPORATE GOVERNANCE	9

General	9

Determination of Independence	9

Director Candidates	9

Voting for Directors	9

Communications from Stockholders	10

Board Leadership Structure and Role in Risk Oversight	11

Code of Ethics	11

Attendance by Members of the Board of Directors at Meetings	11

COMMITTEES OF THE BOARD	11

Audit Committee	12

Compensation Committee	13

Nominating and Corporate Governance Committee	13

DIRECTOR COMPENSATION	15

2011 Director Compensation Table	16

PROPOSALS TO BE VOTED ON	17

PROPOSAL 1: ELECTION OF DIRECTORS	17

PROPOSAL 2: ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)	23

PROPOSAL 3: AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, AND AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED BY-LAWS, AS AMENDED	25

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	28

PROPOSAL 5: STOCKHOLDER PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS	29

EXECUTIVE OFFICERS	32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	38

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	39

EXECUTIVE COMPENSATION	40

Compensation Discussion and Analysis	40

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Glenpointe Centre West

500 Frank W. Burr Blvd.

Teaneck, New Jersey 07666

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Tuesday, June 5, 2012

The Annual Meeting of Stockholders (the “Annual Meeting”) of COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION, a Delaware corporation (the “Company”), will be held at our headquarters, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey on Tuesday, June 5, 2012, at 9:30 a.m. local time, for the following purposes:

(1) To elect three (3) Class III Directors to serve until the 2015 Annual Meeting of Stockholders, or until their respective successors shall have been duly elected and qualified;

(2) To approve the Company’s named executive officers’ compensation on an advisory basis;

(3) To amend our Restated Certificate of Incorporation, as amended, and to amend and restate our Amended and Restated By-laws, as amended, to provide holders of twenty-five percent (25%) of the Company’s outstanding shares of Class A Common Stock, par value $0.01 per share, upon satisfaction of certain conditions, the power to call a special meeting of stockholders;

(4) To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012;

(5) To act on a stockholder proposal to declassify the Company’s Board of Directors and provide for the annual election of all directors; and

(6) To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Holders of record of our Class A Common Stock as of the close of business on April 9, 2012 are entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666 for a period of ten days prior to the Annual Meeting and on the day of the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THE ENCLOSED MATERIALS. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

By Order of the Board of Directors

Steven Schwartz

Secretary

Teaneck, New Jersey

April 19, 2012

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Glenpointe Centre West

500 Frank W. Burr Blvd.

Teaneck, New Jersey 07666

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Cognizant Technology Solutions Corporation of proxies to be voted at our Annual Meeting of Stockholders to be held on Tuesday, June 5, 2012 (the “Annual Meeting”), at our headquarters, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey at 9:30 a.m. local time, and at any adjournment or adjournments thereof. Holders of record of shares of Class A Common Stock, $0.01 par value (“Class A Common Stock”), as of the close of business on April 9, 2012, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. As of that date, there were approximately 304,422,711 shares of Class A Common Stock issued and outstanding and entitled to vote. Each share of Class A Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

In this proxy statement, “Cognizant”, “Company”, “we”, “us”, and “our” refer to Cognizant Technology Solutions Corporation.

PROPOSALS

If proxies are properly submitted by telephone, via the Internet or by signing, dating and returning the enclosed proxy card, which you may have received by mail, the shares of Class A Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Class A Common Stock represented by the proxies will be voted:

(1)	FOR the election of the three (3) Class III Director nominees;

(2)	FOR the approval of the compensation of our named executive officers, disclosed pursuant to Item 402 of Regulation S-K;

(3)	FOR the proposal to amend our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and to amend and restate our Amended and Restated By-laws, as amended (the “By-laws”), to provide holders of twenty-five percent (25%) of the Company’s outstanding shares of Class A Common Stock, upon satisfaction of certain conditions, the power to call a special meeting of stockholders;

(4)	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012;

(5)	AGAINST the stockholder proposal to declassify the Company’s Board of Directors and provide for the annual election of all directors; and

(6)	In the discretion of the persons named in the form of proxy, on any other proposals which may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by (1) written notice addressed to and received by our Secretary, (2) by submitting a duly executed proxy bearing a later date, (3) granting a subsequent proxy through the Internet or telephone, or (4) by electing to vote in person at the Annual Meeting. Your most recent proxy card or telephone or Internet proxy is the one that is counted. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment.

REQUIRED VOTE

The presence, in person or by proxy, of holders of the shares of Class A Common Stock having, in the aggregate, a majority of the votes entitled to be cast at the Annual Meeting shall constitute a quorum.

The affirmative vote by the holders of a majority of the shares of Class A Common Stock voted at the Annual Meeting is required for the uncontested election of Directors, the approval of the compensation of our named executive officers and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012, provided a quorum is present in person or by proxy. With respect to the election of directors, a majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee.

The proposal to amend our Certificate of Incorporation and amend and restate our By-laws to provide holders of twenty-five percent (25%) of the Company’s outstanding shares of Class A Common Stock, upon satisfaction of certain conditions, the power to call a special meeting of stockholders, require the affirmative vote of the holders of 66 2/3% of the outstanding shares of Class A Common Stock, provided a quorum is present in person or by proxy.

The stockholder proposal to declassify the Company’s Board of Directors and provide for the annual election of all directors requires the affirmative vote of the holders of a majority of the shares of Class A Common Stock voted at the Annual Meeting, provided a quorum is present in person or by proxy.

The presence of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Shares not present at the Annual Meeting and shares voting “abstain” have no effect on the election of all directors, the approval of the compensation of our named executive officers, the ratification of the selection of our independent registered public accounting firm, and the stockholder proposal to declassify the Company’s Board of Directors and provide for the annual election of directors. For the proposal to approve the amendment to our Certificate of Incorporation and the amendment and restatement of our By-laws, abstentions have the same effect as a negative vote. Broker non-votes are not counted for purposes of determining whether a proposal as to which the proxy does not confer voting authority has been approved and thus have no effect on the outcome of that proposal.

If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You have received these proxy materials because Cognizant’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares. On or about April 19, 2012, we mailed to our U.S. and Canadian stockholders of record as of the close of business on April 9, 2012 a Notice of Electronic Availability of the proxy statement and annual report (the “Notice”) containing instructions on how to access this proxy statement and our Annual Report to Stockholders for the year ended December 31, 2011, including financial statements (the “Annual Report”), online. If you own Cognizant Class A Common Stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one

Notice. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.

Notice of Electronic Availability of Proxy Statement and Annual Report. As permitted by SEC rules, Cognizant is making this proxy statement and its Annual Report available to its stockholders electronically via the Internet. On or about April 19, 2012, we mailed a Notice containing instructions on how to access this proxy statement and our Annual Report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

Householding. The SEC’s rules permit us to deliver a single Notice or set of Annual Meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only a Notice or a set of Annual Meeting materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice or Annual Meeting materials, contact Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices or Annual Meeting materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2012 ANNUAL MEETING OF STOCKHOLDERS

What is the purpose of the 2012 Annual Meeting of Stockholders?

At the Annual Meeting of Stockholders, our stockholders will be asked to:

(1)	Elect the three (3) Class III Director nominees;

(2)	Approve the Company’s named executive officers’ compensation on an advisory basis;

(3)	Amend our Certificate of Incorporation, and amend and restate our By-laws, to provide holders of twenty-five percent (25%) of the Company’s outstanding shares of Class A Common Stock, upon satisfaction of certain conditions, the power to call a special meeting of stockholders;

(4)	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012;

(5)	To act on a stockholder proposal to declassify the Company’s Board of Directors and provide for the annual election of all directors; and

(6)	Stockholders also will transact any other business that may properly come before the Annual Meeting.

Who is entitled to vote?

The record date for the Annual Meeting is April 9, 2012. Only stockholders of record at the close of business on that date are entitled to vote at the Annual Meeting. The only class of stock entitled to be voted at the Annual Meeting is our Class A Common Stock. Each outstanding share of Class A Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the record date, there were 304,422,711 shares of Class A Common Stock issued and outstanding and entitled to vote.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.

If you do not give instructions to your bank or brokerage firm within ten days of the Annual Meeting, it may vote on matters that the New York Stock Exchange (NYSE) determines to be “routine”, but will not be permitted to vote your shares with respect to “non-routine” items. Under the NYSE rules, the Ratification of Appointment of the Independent Registered Public Accounting Firm (Proposal 7) is a routine matter while all of the other proposals are non-routine matters. When a broker or bank has not received instructions from the beneficial owners or persons entitled to vote and the broker or bank cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. Broker non-votes do not count as votes for or against any proposal. Your broker will not be able to vote your shares with respect to the election of directors if you have not provided directions to your broker. We strongly encourage you to submit your voting instructions and exercise your right to vote as a stockholder.

As the beneficial owner of shares, you are invited to attend the Annual Meeting. If you are a beneficial owner, however, you may not vote your shares in person at the Annual Meeting unless you obtain a proxy form from the record holder of your shares.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Class A Common Stock outstanding on the record date will constitute a quorum.

Who can attend the 2012 Annual Meeting of Stockholders?

All Cognizant stockholders entitled to vote at the Annual Meeting may attend our 2012 Annual Meeting of Stockholders.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, a majority of the outstanding shares represented at the Annual Meeting, by proxy or in person, and entitled to vote may adjourn the Annual Meeting.

What does it mean if I receive more than one Notice?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice, please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

Stockholders can vote in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice or proxy card; or

•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., local time, on June 4, 2012.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone;

•	if you are a registered stockholder, by giving written notice of such revocation to the Secretary of Cognizant prior to or at the Annual Meeting; or

•	by electing to vote in person at the Annual Meeting.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the Annual Meeting.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc., our inspectors of election, will tabulate and certify the votes. Alternatively, a representative of our transfer agent may serve as an inspector of election.

How does the Board of Directors recommend I vote on the proposals?

Your Board recommends that you vote:

(1)	FOR the election of the three (3) Class III Director nominees;

(2)	FOR the approval of the compensation of our named executive officers, disclosed pursuant to Item 402 of Regulation S-K;

(3)	FOR the amendment to our Certificate of Incorporation, and the amendment and restatement of our By-laws, to provide holders of twenty-five percent (25%) of the Company’s outstanding shares of Class A Common Stock, upon satisfaction of certain conditions, the power to call a special meeting of stockholders;

(4)	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012; and

(5)	AGAINST the stockholder proposal to declassify the Company’s Board of Directors and provide for the annual election of all directors.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendation is set forth together with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the Director nominees?

Our By-laws provide that for the election of directors, a majority of votes cast in uncontested elections is required. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. In contested elections, the vote standard is a plurality of votes cast. In addition, our By-laws also provide that director nominees proposed by stockholders must deliver a statement that, if elected, they agree to tender an irrevocable resignation, promptly upon failure to receive the required vote in a subsequent election, in accordance with the Company’s Corporate Governance Guidelines that are applicable to all director nominees.

Abstentions are not counted as votes “for” or “against” this proposal.

Our Corporate Governance section, appearing later in this proxy statement, sets forth our procedures if a director-nominee does not receive the required vote for election or re-election. In an uncontested election, any nominee for Director who does not receive a majority of votes cast “for” his or her election is required to tender his or her resignation promptly following the failure to receive the required vote.

The Nominating and Corporate Governance Committee is required to make recommendations to the Board with respect to any such resignation. The Board is required to take action with respect to this recommendation and to disclose its decision-making process. Full details of this policy are set out in our Corporate Governance section under “Voting for Directors.”

How many votes are required to approve the compensation of our named executive officers?

The approval of this resolution requires the affirmative vote of a majority of the shares of Class A Common Stock voted at the Annual Meeting. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the proposal to approve the compensation of our named executive officers. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

How many votes are required to amend our Certificate of Incorporation, and amend and restate our By-laws, to provide holders of twenty-five percent (25%) of the Company’s outstanding shares of Class A Common Stock, upon satisfaction of certain conditions, the power to call a special meeting of stockholders?

Each of the amendment to our Certificate of Incorporation, and the amendment and restatement of our By-laws, to provide holders of twenty-five percent (25%) of the Company’s outstanding shares of Class A Common Stock, upon satisfaction of certain conditions, the power to call a special meeting of stockholders, requires the affirmative vote of holders of at least 66 2/3% of the voting power of all the then outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the proposal to amend our Certificate of Incorporation, and amend and restate our By-laws, to provide holders of twenty-five percent (25%) of the Company’s outstanding shares of Class A Common Stock, upon satisfaction of certain conditions, the power to call a special meeting of stockholders. If you elect to abstain, the abstention will have the same effect as a vote “AGAINST.”

How many votes are required to ratify the appointment of our independent registered public accounting firm?

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of Class A Common Stock voted at the Annual Meeting. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

How many votes are required to approve the stockholder proposal to declassify the Company’s Board of Directors and provide for the annual election of all directors?

The stockholder proposal to declassify the Company’s Board of Directors and provide for annual election of directors requires the affirmative vote of a majority of the shares of Class A Common Stock voted at the Annual Meeting. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the proposal to declassify the Company’s Board of Directors and provide for the annual election of all directors. If you elect to abstain, the abstention will have the same effect as a vote “AGAINST.”

What is an abstention and how will abstentions be treated?

An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares voting “abstain” have no effect on the election of directors, the approval of the compensation of our Named Executives, and the ratification of our independent registered public accounting firm. For the proposal to amend our Certificate of Incorporation and amend and restate our By-laws, and the proposal to declassify the Company’s Board of Directors and provide for the annual election of all directors, abstentions have the same effect as a negative vote.

What are broker non-votes and what effect do they have on the proposals?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain non-routine items, such as the election of directors, the approval of the compensation of our named executive officers, the approval of an amendment to our Certificate of Incorporation, and the amendment and restatement of our By-laws, to provide holders of twenty-five percent (25%) of the Company’s outstanding shares of Class A Common Stock, upon satisfaction of certain conditions, the power to call a special meeting of stockholders, and the stockholder proposal to declassify the Company’s Board of Directors and provide for annual election of directors. Broker non-votes count for purposes of determining whether a quorum exists but do not count as entitled to vote with respect to individual proposals. Thus, if you do not give your broker specific instructions, your shares may not be voted on these matters and will not be counted in determining the number of shares necessary for approval, although they will count for purposes of determining whether a quorum exists.

Where can I find the voting results of the 2012 Annual Meeting of Stockholders?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Ethics entitled “Cognizant’s Core Values and Standards of Business Conduct” and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee. You can access our current committee charters and our Code of Ethics in the “About Us” section of the “Company” page of our website under the “Corporate Governance” tab located at www.cognizant.com or by writing to our Secretary at our offices at Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666.

Determination of Independence

Under NASDAQ Stock Market rules, a Director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. Our Board of Directors has determined that each of John Fox, Robert Howe, John Klein, Robert Weissman, Thomas Wendel and Maureen Breakiron-Evans do not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director and that each of these Directors is an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Director Candidates

The process to be followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates shall include requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board. From time to time, we also engage search firms to assist in the identification of director candidates.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended Director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our Directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of Class A Common Stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Cognizant Technology Solutions Corporation, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Voting for Directors

Our By-laws provide that the vote standard for the election of directors is a majority of votes cast in uncontested elections. In accordance with the Company’s By-laws, if none of our stockholders provides the

Company notice of an intention to nominate one or more candidates to compete with the Board’s nominees in a Director election, or if our stockholders have withdrawn all such nominations by the day before the Company mails its notice of meeting to our stockholders, a nominee must receive more votes cast for than against his or her election or re-election in order to be elected or re-elected to the Board. The Board expects a Director to tender his or her resignation if he or she fails to receive the required number of votes for re-election. The Board shall nominate for election or re-election as Director only candidates who agree to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation that will be effective upon Board acceptance of such resignation. In addition, the Board shall fill Director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other Directors in accordance with this corporate governance guideline. If an incumbent Director fails to receive the required vote for re-election, then, within 90 days following certification of the stockholder vote, the Nominating and Corporate Governance Committee will act to determine whether to accept the Director’s resignation and will submit such recommendation for prompt consideration by the Board, and the Board will act on the Nominating and Corporate Governance Committee’s recommendation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a Director’s resignation.

Any Director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC.

If each member of the Nominating and Corporate Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent Directors who did receive the required vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. However, if the only Directors who did not receive the required vote in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept the resignation offers.

Communications from Stockholders

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Chairman of the Board and Secretary and General Counsel are primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other Directors as they consider appropriate.

Under procedures approved by a majority of the independent Directors, communications are forwarded to all Directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the Directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors by emailing the Board of Directors at the following email address: corporategovernance@cognizant.com; or in writing: c/o Corporate Secretary, Cognizant Technology Solutions Corporation, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666.

Board Leadership Structure and Role in Risk Oversight

The Board evaluates its leadership structure and role in risk oversight on an ongoing basis. Since December 2003, the Company’s board leadership structure has separated the Chairman of the Board and Chief Executive Officer roles into two positions. Currently, John E. Klein is the Chairman of the Board and Francisco D’Souza is the Chief Executive Officer. The Board determines what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of the Company or other relevant factors. After considering these factors, the Board determined that continuing to separate the positions of Chairman of the Board and Chief Executive Officer is the appropriate board leadership structure at this time.

The Board of Directors is also responsible for oversight of the Company’s risk management practices while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s board leadership structure supports this approach. The Board receives periodic reports from management regarding the most significant risks facing the Company. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding the Company’s risk and control environment.

Code of Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our Directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted our Code of Ethics, entitled “Cognizant’s Core Values and Standards of Business Conduct,” on our website, which is located at www.cognizant.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ Stock Market listing standards concerning any amendments to, or waivers from, any provision of our Code of Ethics.

Attendance by Members of the Board of Directors at Meetings

There were eight meetings of the Board of Directors during 2011. Each Director, other than Lakshmi Narayanan, attended at least 75% of the aggregate of all meetings of the Board of Directors held during the period in which he or she served as a Director and the total number of meetings held by the committee on which he or she served during the period, if applicable.

Our Corporate Governance Guidelines provide that Directors are expected to attend the Annual Meeting of Stockholders. Mr. D’Souza acted as Chairman of the 2011 Annual Meeting of Stockholders and six other Directors, Messrs. Fox, Howe, Klein, Weissman, and Wendel and Ms. Breakiron-Evans, participated in the 2011 Annual Meeting of Stockholders by teleconference.

COMMITTEES OF THE BOARD

The Board of Directors has established three standing committees—Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee—each of which operates under a charter that has been approved by our Board of Directors. Current copies of each committee’s charter are posted under the “Corporate Governance” tab on the “About Us” section of the “Company” page of our website www.cognizant.com.

The members of each of the Board committees and committee chairs are set forth in the following chart.

Name	Audit		Compensation		Nominating and Corporate Governance

Maureen Breakiron-Evans	X				X
Francisco D’Souza
John N. Fox, Jr.			X		X
Robert W. Howe			X		X
John E. Klein	X		X	*	X
Lakshmi Narayanan
Robert E. Weissman			X		X	*
Thomas M. Wendel	X	*			X

*	Committee Chair.

The Board of Directors has determined that all of the members of each of the Board’s three standing committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, all of the members of the Audit Committee are independent as defined by the rules of the NASDAQ Stock Market.

Audit Committee

Our Audit Committee’s responsibilities include:

•

providing direct oversight of the registered independent public accounting firm, including responsibility over such accountant’s appointment, termination, qualifications and independence and the scope and fees of the annual audit of our consolidated financial statements;

•	discussing the contents of our annual and quarterly consolidated financial statements with management and the independent registered public accounting firm;

•	pre-approving the scope of services provided by our independent registered public accounting firm for audit, audit-related and permitted non-audit services;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and Code of Ethics;

•	reviewing and discussing the internal audit process, scope of activities and audit results with our internal audit department;

•	discussing with management and assessing our risk management policies; and

•	preparing the audit committee report required by SEC rules (which is included on pages 64 and 65 of this proxy statement).

Pursuant to the Audit Committee Charter, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2011 with our management and independent registered public accounting firm. Additionally, the Audit Committee has discussed with the independent registered public accounting firm the matters required by Statement of Auditing Standards (“SAS”) 61, “Communications with Audit Committees,” as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Furthermore, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board Rule 3526, “Communications with Audit Committees Concerning Independence” regarding the independent registered public accounting firm’s communications with the Audit

Committee concerning independence, and has discussed with the independent registered public accounting firm their independence from the Company. Based in part on the foregoing, the Audit Committee recommended to the Board of Directors that the financial statements as of and for the year ended December 31, 2011 audited by PricewaterhouseCoopers LLP be included in our Annual Report on Form 10-K. The members of the Audit Committee are Messrs. Klein and Wendel and Ms. Breakiron-Evans. The Audit Committee was established in 1998 and met nine times during 2011. The Board of Directors has determined that Mr. Wendel is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. It is anticipated that Mr. Wendel, if re-elected to the Board of Directors by our stockholders, will continue to serve on the Audit Committee.

Compensation Committee

Our Compensation Committee is responsible for the administration of all salary and incentive compensation plans for our officers and key employees, including bonuses. In addition, our Compensation Committee has the following principal duties:

•	annually reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s compensation;

•	determining our Chief Executive Officer’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and stock-based compensation incentive plans;

•	reviewing incentive compensation arrangements to ensure that such compensation arrangements do not encourage unnecessary risk taking; and

•	reviewing and making recommendations to the Board with respect to Director compensation.

The Compensation Committee also administers the Cognizant Technology Solutions Corporation 2009 Incentive Compensation Plan (the “2009 Incentive Plan”) and establishes the terms and conditions of all stock-based compensation awards granted thereunder, and the 2004 Employee Stock Purchase Plan. The Compensation Committee met five times during 2011. The members of the Compensation Committee are Messrs. Fox, Howe, Klein and Weissman. It is anticipated that Mr. Fox, if re-elected to the Board of Directors by our stockholders, will continue to serve on the Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing an annual evaluation of the Board.

The members of the Nominating and Corporate Governance Committee are Messrs. Fox, Howe, Klein, Weissman and Wendel and Ms. Breakiron-Evans. The Nominating and Corporate Governance Committee met five times during 2011. It is anticipated that Messrs. Fox and Wendel, if re-elected to the Board of Directors by our stockholders, will continue to serve on the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees. However, our Corporate Governance Guidelines provide that the value of diversity on the Board should be considered. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee considers many factors, including the individual’s understanding of marketing, finance, business and technology and other disciplines relevant to the success of a company like ours in today’s business environment; education and professional background; personal accomplishments; and geographic, gender, age and ethnic diversity. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interest through the exercise of sound judgment using its diversity of experience and point of view.

DIRECTOR COMPENSATION

Directors who are our employees or employees of our subsidiaries receive no cash remuneration for serving as Directors. All non-employee Directors, other than our Chairman, receive an annual retainer of $40,000 for their service on the Board of Directors (with no additional fees paid for attendance at meetings of the Board of Directors). Our Chairman receives an annual retainer of $140,000 (with no additional fees paid for attendance at meetings of the Board of Directors). The Chair of the Audit Committee receives an annual retainer of $15,000. The Chair of the Compensation Committee receives an annual retainer of $10,000. The Chair of the Nominating and Corporate Governance Committee receives an annual retainer of $5,000. All Directors who are not our employees or employees of our subsidiaries, referred to herein as non-employee Directors, receive $1,500 for attendance at each meeting of a committee of the Board of Directors, other than telephonic meetings that are held for 30 minutes or less, for which no attendance fee is paid. Each newly elected non-employee Director shall receive a deferred stock unit grant equal in value to $160,000 as measured by the closing price of the Company’s Class A Common Stock (rounded down to the nearest whole share) on the date of grant. The date of grant shall be the date of election to the Board unless otherwise specified by the Board or a Committee thereof. The shares underlying such stock unit grant shall be issued upon such Director’s termination of service in accordance with the 2009 Incentive Plan.

Non-employee Directors were previously eligible to participate in our: (1) Amended and Restated 1999 Incentive Compensation Plan, which we refer to as the 1999 Incentive Plan; and (2) Amended and Restated Non-Employee Directors’ Stock Option Plan, which we refer to as the Director Plan. During 2009, the 1999 Incentive Plan and the Director Plan were succeeded by the Cognizant Technology Solutions Corporation 2009 Incentive Compensation Plan, which we refer to as the 2009 Incentive Plan. Awards granted under the previous plans are still valid, however no additional awards may be granted from the 1999 Incentive Plan and the Director Plan. All non-employee Directors are currently eligible to participate in our 2009 Incentive Plan.

During 2011, the following non-employee Directors were granted options to purchase shares of Class A Common Stock. All option grants listed below were made under the 2009 Incentive Plan. Each of the options granted under the 2009 Incentive Plan vest ratably, fifty percent per year on each June 2 of 2012 and 2013 and have an exercise price equal to the fair market value per share of Class A Common Stock on the grant date and a maximum term of seven years measured from such date. The non-employee Director will have a limited period in which to exercise his or her vested options following cessation of Board service.

Director	Number of Shares Underlying Options Granted	Grant Date	Exercise Price Per Share
Maureen Breakiron-Evans	10,000	June 2, 2011	$75.36
John N. Fox, Jr.	10,000	June 2, 2011	$75.36
Robert W. Howe	10,000	June 2, 2011	$75.36
John E. Klein	10,000	June 2, 2011	$75.36
Robert E. Weissman	10,000	June 2, 2011	$75.36
Thomas M. Wendel	10,000	June 2, 2011	$75.36

2011 Director Compensation Table

The following table sets forth certain information regarding the compensation of each of our non-employee Directors for the 2011 fiscal year.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Maureen Breakiron-Evans	$52,000	—	$188,500	—	—	—	$240,500
John N. Fox, Jr.	$53,500	—	$188,500	—	—	—	$242,000
Robert W. Howe	$58,000	—	$188,500	—	—	—	$246,500
John E. Klein	$174,000	—	$188,500	—	—	—	$362,500
Robert E. Weissman	$57,000	—	$188,500	—	—	—	$245,500
Thomas M. Wendel	$71,500	—	$188,500	—	—	—	$260,000

(1)	Consists of amounts described under “Director Compensation.”
(2)	Represents the aggregate grant date fair value for stock options granted in the 2011 fiscal year accounted for in accordance with share-based payment guidelines provided within the authoritative literature. The reported dollar amounts do not take into account any estimated forfeitures related to service-based vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

The following table sets forth the aggregate number of stock awards and the aggregate number of stock options held by each of our non-employee Directors at December 31, 2011.

Name	Aggregate Number of Stock Awards(1) (#)	Aggregate Number of Stock Options (#)
Maureen Breakiron-Evans	5,875	30,000
John N. Fox, Jr.	—	50,500
Robert W. Howe	—	40,000
John E. Klein	—	46,700
Robert E. Weissman	—	80,000
Thomas M. Wendel	—	30,000

(1)	Each stock award is a deferred stock unit. The shares underlying a stock unit will be issued upon the Director’s termination of service on our Board.

PROPOSALS TO BE VOTED ON

PROPOSAL 1:

ELECTION OF DIRECTORS

At this Annual Meeting, three (3) Class III Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2015, or until their successors shall have been duly elected and qualified.

We currently have eight (8) Directors. A majority of votes cast is required for the election of directors.

A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal. In contested elections (an election in which the number of nominees for director is greater than the number of directors to be elected) the vote standard is the plurality of votes cast.

In accordance with our By-laws and Corporate Governance Guidelines, the Board will nominate for election or re-election as a Director only candidates who agree to tender, promptly following their failure to receive the required vote for election or re-election at the next meeting at which they would face election or re-election, an irrevocable resignation that will be effective upon acceptance by the Board. In addition, the Board will fill Director vacancies and new directorships only with candidates who agree to tender the same form of resignation, promptly following their appointment to the Board.

If an incumbent Director fails to receive the required vote for re-election, then, within 90 days following certification of the stockholder vote, the Nominating and Corporate Governance Committee will act to determine whether to accept the Director’s resignation and will submit the recommendation for prompt consideration by the Board, and the Board will act on the Nominating and Corporate Governance Committee’s recommendation.

Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC.

Any Director who tenders his or her resignation pursuant to this provision of our Corporate Governance Guidelines may not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer. If each member of the Nominating and Corporate Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent Directors who did receive the required vote will appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. However, if the only Directors who did not receive the required vote in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept the resignation offers.

As set forth in our Certificate of Incorporation, the terms of office of the members of the Board of Directors are divided into three classes: Class I, whose term will expire at the 2013 Annual Meeting of Stockholders; Class II, whose term will expire at the 2014 Annual Meeting of Stockholders, and Class III, whose term currently expires at the 2012 Annual Meeting of Stockholders and whose new term will expire at the 2015 Annual Meeting of Stockholders. The current Class I Directors are John E. Klein, Lakshmi Narayanan and Maureen Breakiron-Evans, the current Class II Directors are Robert W. Howe and Robert E. Weissman and the current Class III Directors are Francisco D’Souza, John N. Fox, Jr. and Thomas M. Wendel.

At each Annual Meeting of Stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. This classification of our Board of Directors may have the effect of delaying or preventing changes in control or management of our Company.

All directors hold office until the expiration of their respective term and until their successors are duly elected and qualified. There are no family relationships among any of our executive officers, directors and key employees.

It is the intention of the persons named in the enclosed form of proxy to vote the shares of Class A Common Stock represented thereby, unless otherwise specified in the proxy, for the election as directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of these nominees as directors.

NOMINEES FOR CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2015 ANNUAL MEETING)

The current members of the Board of Directors who are also nominees for election to the Board of Directors as Class III Directors are as follows:

Name	Age	Served as a Director Since	Positions with Cognizant
Francisco D’Souza	43	2007	Chief Executive Officer and Director

John N. Fox, Jr.	69	2007	Director

Thomas M. Wendel	75	2001	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

Francisco D’Souza was appointed Chief Executive Officer and became a member of the Board of Directors, effective January 1, 2007. Mr. D’Souza served as our President from January 1, 2007 through February 6, 2012 and as our Chief Operating Officer from December 2003 through December 2006. Prior to that, from November 1999 to December 2003, he served as our Senior Vice President, North American Operations and Business Development. From March 1998 to November 1999, he served as our Vice President, North American Operations and Business Development and as our Director-North American Operations and Business Development from June 1997 to March 1998. From January 1996 to June 1997, Mr. D’Souza was engaged as our consultant. From February 1995 to December 1995, Mr. D’Souza was employed as Product Manager at Pilot Software. Between 1992 and 1995, Mr. D’Souza held various marketing, business development and technology management positions as a Management Associate at The Dun & Bradstreet Corporation. While working at The Dun & Bradstreet Corporation, Mr. D’Souza was part of the team that established the software development and maintenance business conducted by us. Mr. D’Souza serves on the Board of Trustees of Carnegie Mellon University, the Board of Trustees of The New York Hall of Science and the Board of Directors of the U.S.-India

Business Council. Mr. D’Souza also is a member of the Business Roundtable. Mr. D’Souza holds a Bachelor of Business Administration degree from the University of East Asia and a Master of Business Administration degree from Carnegie Mellon University.

John N. Fox, Jr., was appointed to the Board of Directors in December 2007. Mr. Fox formerly served as Vice Chairman of Deloitte & Touche LLP and Global Director, Strategic Clients for Deloitte Consulting, from 1998 until 2003. Mr. Fox held various other positions with Deloitte Consulting from 1968 to 2003, and in addition to his responsibilities as Vice Chairman and Global Director, he also served on Deloitte Touche Tohmatsu’s board of directors and was a member of the Governance (Executive) Committee from 1998 to 2003. Mr. Fox currently serves as a Trustee for Wabash College and Steppenwolf Theatre Company and has been a member of the board of directors of VASCO Data Security International, Inc. since April 2005. Mr. Fox received his Bachelor of Arts degree from Wabash College and his Master of Business Administration degree from the University of Michigan.

Thomas M. Wendel was elected to the Board of Directors in June 2001. In July 2000, Mr. Wendel retired as the Chairman of the Board, President and Chief Executive Officer of Bridge Information Systems, a global financial information, transaction services, and network services company. Prior to joining Bridge in 1995, Mr. Wendel was founding President and Chief Executive Officer of Liberty Brokerage Inc., a major U.S. government securities brokerage firm. Mr. Wendel previously served in various positions at Paine Webber, Inc., including Chief Financial Officer, Executive Vice President and Managing Director. Prior to joining Paine Webber in 1982, Mr. Wendel was Senior Vice President and Chief Financial Officer of Pan American World Airways. Mr. Wendel holds a Bachelor of Science degree in Mathematics from Ursinus College, a Master of Arts in Economics from San Jose State College, and a Master in Business Administration from the University of Santa Clara.

Continuing Members of the Board of Directors:

CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2013 ANNUAL MEETING)

The current members of the Board of Directors who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Positions with Cognizant
Maureen Breakiron-Evans	57	2009	Director

John E. Klein	70	1998	Chairman of the Board and Director

Lakshmi Narayanan	59	2003	Vice Chairman and Director

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

Maureen Breakiron-Evans was elected to the Board of Directors in May 2009. Ms. Breakiron-Evans served as Chief Financial Officer of Towers Perrin from January 2007 until April 2008, where she was the head of Financial Resources and responsible for the firm’s financial strategy. From February 2005 until October 2006, Ms. Breakiron-Evans served as Vice President and General Auditor of CIGNA Corporation where she was responsible for managing the enterprise risk management and internal audit functions. From 2001 to 2004, Ms. Breakiron-Evans served as Executive Vice President and Chief Financial Officer at Inovant, LLC, which is VISA’s captive technology development and transaction processing company. Prior to that, Ms. Breakiron-Evans held several positions at Transamerica Corporation in San Francisco including Vice President and General Auditor, Vice President of Control and Services and President of Transamerica Business Technologies Corp. Ms. Breakiron-Evans began her career as a financial auditor, ultimately serving as an Audit Partner with Arthur Andersen & Co. On January 1, 2011, Ms. Breakiron-Evans began serving a four year term as a director of the Federal Home Loan Bank of Pittsburgh. Ms. Breakiron-Evans also served as a director of ING Direct, an Internet bank, from November 2005 until March 2007. Ms. Breakiron-Evans received a Bachelor of Business Administration degree from Stetson University, a Master of Business Administration degree from Harvard Business School and a Master of Liberal Arts degree from Stanford University. She is also a Certified Public Accountant in the State of California.

John E. Klein was elected to the Board of Directors in March 1998 and elected to serve as our Chairman of the Board in December 2003. Mr. Klein currently serves as President and Chief Executive Officer of Polarex, Inc., an organization providing executive support to software and services companies, where he has been employed since 1994. Prior to that, Mr. Klein held various positions at various companies, including President and Chief Executive Officer of MDIS Group PLC, a UK listed software and services company. In addition, Mr. Klein also served as Chairman of Glovia International and PRO IV Limited, two enterprise software and services companies. Prior to 1995, Mr. Klein was a Vice President for both Digital Equipment and IBM. Mr. Klein holds a Bachelor of Science degree from the U.S. Merchant Marine Academy and a Master of Business Administration degree from New York University.

Lakshmi Narayanan was appointed Vice Chairman of the Board of Directors, effective January 1, 2007. Mr. Narayanan served as our Chief Executive Officer from December 2003 through December 2006 and as our President from March 1998 through December 2006. Mr. Narayanan joined our Indian subsidiary as Chief Technology Officer in 1994 and was elected President of such subsidiary on January 1, 1996. Prior to joining us, from 1975 to 1994, Mr. Narayanan was the regional head of Tata Consultancy Services, a large consulting and software services company located in India. Mr. Narayanan serves on the board of directors and as the Chairman of the Governance Committee of TVS Capital Funds Limited. Mr. Narayanan is the Chairman of the Board of ICT Academy of Tamil Nadu, a not for profit training and research institution established in a partnership model between the Government of India, IT Industry and the Confederation of Indian Industry. Mr. Narayanan holds a Bachelor of Science degree, a Master of Science degree and a Management degree from the Indian Institute of Science.

CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2014 ANNUAL MEETING)

The current members of the Board of Directors who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Positions with Cognizant
Robert W. Howe	65	1999	Director

Robert E. Weissman	70	2001	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Robert W. Howe was elected to the Board of Directors in April 1999. Mr. Howe currently serves as Chairman of the Board of Directors of ADS, a provider of information technology services to the financial services industry. He has held such position since January 1994. From January 1994 to December 2003, Mr. Howe served as Chairman and Chief Executive Officer of ADS and from March 1980 to January 1994, Mr. Howe served as its President. Mr. Howe serves on the board of directors of several private companies. Mr. Howe holds a Bachelor of Arts degree from Boston College.

Robert E. Weissman was elected to the Board of Directors in May 2001. Mr. Weissman retired in January 2001 after nearly thirty years serving as Chief Executive Officer for several public corporations. Most recently, Mr. Weissman was Chairman of the Board of Directors of IMS Health, a provider of information to the pharmaceutical and healthcare industries. He served as both Chairman and Chief Executive Officer of IMS Health until March 1999. Prior to his position with IMS Health, Mr. Weissman was Chairman and Chief Executive Officer of Cognizant Corporation and prior to that, was Chairman and Chief Executive Officer of The

Dun & Bradstreet Corporation. Prior to his election as Chairman and Chief Executive Officer of The Dun & Bradstreet Corporation, he held the position of President and Chief Operating Officer of that company since 1985. Mr. Weissman joined The Dun & Bradstreet Corporation in May 1979, when The Dun & Bradstreet Corporation acquired National CSS, a computer time-sharing company, of which he was President and Chief Executive Officer. Since his retirement, Mr. Weissman has been active as Chairman of Shelburne Partners, a private investment company that works with emerging companies in the United States and Europe. Mr. Weissman is a director of the following public companies: State Street Corporation, Pitney Bowes, Inc. and Information Services Group Inc. Mr. Weissman is also a member of the Advisory Board for Affinnova, Inc., a privately held market research firm. Mr. Weissman graduated from Babson College in 1964. He serves on Babson’s Board of Trustees, and received an honorary Doctor of Laws degree from Babson in 1995.

Director Experience, Qualifications, Attributes and Skills

We believe that the backgrounds and qualifications of our Directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board is composed of a diverse group of leaders in their respective fields. Many of the current Directors have leadership experience at major domestic and international companies with operations inside and outside the United States, as well as experience on other companies’ boards, which provides an understanding of different business processes, challenges and strategies. Other Directors have experience as officers or trustees of significant academic, research and philanthropic institutions, which brings unique perspectives to the Board. Further, the Company’s Directors have other experience that makes them valuable members, such as prior public policy or regulatory experience that provides insight into issues faced by companies.

The following highlights the specific experience, qualifications, attributes and skills of our individual Board members that have led the Nominating and Corporate Governance Committee to conclude that these individuals should continue to serve on our Board:

Maureen Breakiron-Evans

• Global business experience as the Chief Financial Officer of Towers Perrin, Executive Vice President of VISA/Inovant, General Auditor of CIGNA Corporation and various executive positions at Transamerica Corporation.

• Enterprise Risk Management experience at each of the above named companies.
• Audit Partner at Arthur Andersen & Co.
• Outside board and audit committee experience as a director of ING Direct.
• Certified Public Accountant.

Francisco D’Souza	• Global business experience in various roles with our Company as well as The Dun & Bradstreet Corporation over the past twenty years.
• Over twenty years experience in the technology industry.

• Member of the Business Roundtable, an association of chief executive officers of leading U.S. companies that develops, recommends and advocates for innovative policy solutions that help expand U.S. economic opportunity.

• Experience as a trustee of a charitable organization.
• Experience as a university trustee.

John N. Fox, Jr.	• Global business experience as Vice Chairman at Deloitte & Touche LLP and Global Director at Deloitte Consulting.

• Over thirty-five years experience consulting and advising clients on large scale, complex transactions, including strategic initiatives, new business models, reengineered business processes, merger integration and organizational change.

• Experience as a college trustee.
• Outside board experience as a director of VASCO Data Security International, Inc.

Robert W. Howe	• Global business experience as Chief Executive Officer of ADS.
• Outside board experience as a director of ADS, Darling Consulting Group and Lee Kennedy Company.

John E. Klein	• Over thirty-five years experience in the high technology field with global firms such as IBM, Digital Equipment and MDIS.
• Global business experience as President and Chief Executive Officer of Polarex, Inc., an organization providing executive support to software and services companies.
• Outside board experience as a director of various software and servicing companies.

Lakshmi Narayanan	• Over thirty years experience in the technology field.

• Affiliation with a leading software and services organization. Former Chairman of the National Association of Software and Services Companies (NASSCOM). Continues to serve on the Past Chairmen’s council on policy matters.

• Directed the course of the industry by managing large programs.
• Member of the Governments’ Competitiveness Council on manufacturing.

• Outside board experience as a director of TVS Capital Funds Limited, US India Business Council (USIBC), a trade and investment promotion council, and certain charitable foundations, including United Way of Chennai, a chapter of United Way Worldwide, and the Cognizant Foundation.

Robert E. Weissman	• Over thirty years experience as Chief Executive Officer of several public corporations.
• Private equity management experience as Chairman of Shelburne Investments, a private investment company working with emerging companies in the United States and Europe.

• Affiliation with leading business and public policy associations (including the Business Roundtable, the Institute of Management Accountants, the Society of Manufacturing Engineers, the Institute of Electrical and Electronic Engineers, and the Committee for Economic Development).

• Outside board experience as a director of State Street Corporation, Pitney Bowes, Inc. and Information Services Group.
• Experience as a college trustee.

Thomas M. Wendel	• Global business experience as Chairman, President and Chief Executive Officer of Bridge Information Systems.
• Founder of Liberty Brokerage, Inc.
• Experience as Chief Financial Officer, Executive Vice President and Managing Director of Paine Webber, Inc. and Senior Vice President and Chief Financial Officer of Pan American World Airways.
• Outside board experience as a director of several public and private companies.

PROPOSAL 2:

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation at the Annual Meeting, commonly referred to as a “Say-on-Pay” vote.

The advisory vote on executive compensation is a non-binding vote on the compensation of our “named executive officers,” or “Named Executives”, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. Please read the Compensation Discussion and Analysis section starting on page 40 of this proxy statement for a detailed discussion about our executive compensation programs, including information about the fiscal 2011 compensation of our Named Executives.

The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board of Directors, or our compensation policies as they relate to risk management. The Dodd-Frank Act requires that we hold the advisory vote on executive compensation at least once every three years. At the 2011 Annual Meeting of Stockholders, the Company’s stockholders recommended, on an advisory basis, that the frequency of the stockholder vote on the compensation of our Named Executives occur every year.

The Compensation Committee of our Board of Directors oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our Named Executives. The Compensation Committee has designed the executive compensation program for our Named Executives to meet the following objectives:

•	Ensure executive compensation is aligned with our corporate strategies and business objectives.

•

Subject a substantial portion of an executive officer’s compensation to achieving both short-term and long-term performance objectives that enhances stockholder value by linking rewards to measurable corporate and individual performance.

•	Reinforce the importance of meeting and exceeding identifiable and measurable goals through superior awards for superior performance.

•	Provide total direct compensation that is competitive in markets in which we compete for management talent in order to attract, retain and motivate the best possible executive talent.

•	Provide an incentive for long-term continued employment with our Company.

•	Reinforce our desired culture and unique corporate environment by fostering a sense of ownership, urgency and overall entrepreneurial spirit.

We believe our approach to goal setting and setting of targets with payouts at multiple levels of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. In addition, we believe that the mix of equity award instruments used under our long-term incentive program that includes full value awards as well as the multi-year vesting of our equity awards also mitigates risk and properly accounts for the time horizon of risk. The Compensation Discussion and Analysis section starting on page 40 of this proxy statement provides a more detailed discussion of our executive compensation program and compensation philosophy.

The vote solicited by this Proposal No. 2 is advisory, and therefore is not binding on the Company, our Board of Directors or our Compensation Committee. The outcome of the vote will not require the Company, our Board of Directors or our Compensation Committee to take any action, and will not be construed as overruling any decision by the Company or the Board of Directors.

Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our Named Executives that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board of Directors, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

Stockholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal No. 2:

RESOLVED, that the stockholders of Cognizant Technology Solutions Corporation approve, on an advisory basis, the compensation of the Company’s Named Executives, disclosed pursuant to Item 402 of Regulation S-K in the Company’s definitive proxy statement for the 2012 Annual Meeting.

Vote Required

Approval of this resolution requires the affirmative vote of a majority of the shares of Class A Common Stock voted at the Annual Meeting. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval of the advisory (non-binding) vote on executive compensation.

PROPOSAL 3:

AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED,

AND AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED BY-LAWS, AS AMENDED

Description of Proposal

At the Annual Meeting, the stockholders will be asked to approve and adopt (i) an amendment to the Certificate of Incorporation, and (ii) an amendment and restatement of our By-laws, each as adopted by the Board of Directors, to provide holders of twenty-five percent (25%) of the Company’s outstanding shares of Class A Common Stock, upon satisfaction of certain conditions, the power to call a special meeting of stockholders. Currently, special meetings of stockholders may be called only by our Chief Executive Officer or by our Board of Directors pursuant to a resolution approved by our Board of Directors, and special meetings of stockholders may not be called by any other person or persons. The Board of Directors is committed to ensuring effective corporate governance policies and practices, which ensure that the Company is governed with high standards of ethics, integrity and accountability and in the best interest of the stockholders. The Board of Directors, in its continuing review of corporate governance matters, has determined to provide holders of twenty-five percent (25%) of the Company’s outstanding shares of Class A Common Stock, upon satisfaction of certain conditions, the power to call a special meeting of stockholders in the Certificate of Incorporation and By-laws.

This proposal seeks stockholder approval of the special meeting of stockholder provisions set forth in (i) Article IX of the Certificate of Incorporation, and (ii) Article I, Sections 2(A), (B), (C), (D) and (E) of the Amended and Restated By-laws. Unless such approval is received, the special meeting of stockholder provisions set forth in (i) Article IX of the Certificate of Incorporation, and (ii) Article I, Section 2 of the By-laws, will remain unchanged.

The complete text of the proposed amendment to the Certificate of Incorporation is included in Appendix A to this proxy statement. The complete text of the proposed Amended and Restated By-laws is included in Appendix B to this proxy statement. The summary below does not contain all the information that may be necessary to you. The following summary is qualified in its entirety by reference to the text of the proposed amendment to the Certificate of Incorporation and proposed Amended and Restated By-laws. You are urged to read the proposed amendment to the Certificate of Incorporation and proposed Amended and Restated By-laws in their entirety.

The Board of Directors believes that establishing an ownership threshold of twenty-five percent (25%) in order to request a special meeting strikes a reasonable balance between enhancing stockholder rights and protecting against the risk that a small minority of stockholders could trigger a special meeting and the resulting financial expense and disruption to the Company’s business of holding a special meeting. The Board of Directors believes special meetings should only be called to consider extraordinary events that are of interest to a broad base of stockholders and that cannot wait until the next annual meeting. For every special meeting of stockholders, the Company is required to provide each holder of its Class A Common Stock a notice and proxy materials, which results in significant legal, printing and mailing expenses, as well as other costs normally associated with holding a meeting of stockholders. Additionally, preparing for stockholder meetings requires significant attention of the Company’s directors, officers and employees, diverting their attention away from performing their primary function, which is to operate the Company’s business in the best interests of the stockholders. Establishing a twenty-five percent (25%) threshold for the right of stockholders to call a special meeting would provide stockholders a meaningful ability to request that the Board of Directors call a special meeting, while helping protect against these concerns. The requirement that stockholders requesting a special meeting must have held a net long position in the Company’s Common Stock for at least one year ensures that stockholders seeking to exercise the right have a true economic interest in the Company. Further, the proposed amendment contains various exceptions and timing mechanisms that are intended to avoid the cost and distraction that would result from multiple stockholder meetings being held in a short time period.

Proposed Amendment

The proposed amendments are as follows:

Article IX, of the Certificate of Incorporation

Under Article IX of the Certificate of Incorporation, special meetings of stockholders of the corporation may be called only by our Chief Executive Officer and our Board of Directors pursuant to a resolution approved by the Board of Directors. The proposed amendment and restatement of our By-laws would provide holders of twenty-five percent (25%) of the Company’s outstanding shares of Class A Common Stock, upon satisfaction of certain conditions, the power to call a special meeting of stockholders.

In deciding to recommend the right for stockholders to call a special meeting of stockholders, the Board of Directors considered the arguments in favor of and against such right, gave careful consideration to stockholder views concerning this matter and determined that providing stockholders with such right, in order to enhance the accountability of our Board of Directors to our stockholders, outweighs the legitimate benefits of the current provisions.

Article I, Sections 2(A), (B), (C), (D) and (E) of the Amended and Restated By-laws

Under Article I, Section 2, of the By-laws, special meetings of stockholders of the corporation may be called only by our Chief Executive Officer and our Board of Directors pursuant to a resolution approved by the Board of Directors. The proposed Amended and Restated By-laws would provide holders of twenty-five percent (25%) of the Company’s outstanding shares of Class A Common Stock, upon satisfaction of certain conditions, the power to call a special meeting of stockholders. The proposed Amended and Restated By-laws contains a number of procedural requirements for stockholders requesting such a meeting, such as provisions that a stockholder desiring to call a special meeting should provide information that is required for presenting stockholder proposals at annual meetings under the Company’s existing advance notice By-law provisions. The Amended and Restated By-laws would also include exceptions designed to prevent duplicative and unnecessary meetings. For example, a special meeting would not be held if:

•	the stockholders making the request do not comply with the requirements of the Amended and Restated By-laws;

•

a stockholder did not hold a net long position (determined with respect to each requesting holder in accordance with Rule 14e-4 of the Securities Exchange Act of 1934, as amended, and reduced by the number of shares as to which a holder does not have the right to vote or direct the vote, or as to which such holder has entered into derivative or similar agreements) in the Company’s securities continuously for at least one year as of the date of the request;

•	the proposal in the request is not a proper subject for stockholder action under applicable law;

•	a substantially similar item (as determined in good faith by the board, a “Similar Item”) was presented at a meeting held within the 12 months before the date the Company receives the request;

•	the Board of Directors called or calls for an annual or special meeting of stockholders to be held within 60 days of the date of the request;

•

the proposal is received by the Secretary of the corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; or

•	the request is made in a manner that involves a violation of SEC proxy rules or other applicable law.

If approved, (i) the amendment to the Certificate of Incorporation will become effective upon the filing of the amendment to the Certificate of Incorporation with the Secretary of the State of Delaware reflecting this amendment, which the Company would file promptly after the Annual Meeting, and (ii) the Amended and Restated By-laws will become effective upon approval by the stockholders.

Vote Required

The affirmative vote of the holders of 66 2/3% of the outstanding shares of Class A Common Stock is required for adoption of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote against the outcome of the proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval of the amendment to the Company’s Restated Certificate of Incorporation, as amended, and the Amended and Restated By-laws, to provide holders of twenty-five percent (25%) of the Company’s outstanding shares of Class A Common Stock, upon satisfaction of certain conditions, the power to call a special meeting of stockholders.

PROPOSAL 4:

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has, subject to stockholder approval, retained PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012. PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for 2011. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services.

Vote Required

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of Class A Common Stock voted at the Annual Meeting. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR this Proposal. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012.

One or more representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

PROPOSAL 5:

STOCKHOLDER PROPOSAL TO DECLASSIFY THE COMPANY’S BOARD OF DIRECTORS AND PROVIDE FOR ANNUAL ELECTION OF ALL DIRECTORS

Description of Proposal

We expect the following proposal (Proposal 5 on the proxy card and voting instruction card) to be presented by a stockholder at the Annual Meeting. Names, addresses and share holdings of the stockholder proponent and, where applicable, of co-filers, will be supplied upon request.

Resolution Proposed by Stockholder:

Repeal Classified Board

RESOLVED, that shareholders of Cognizant Technology Solutions Corporation urge the Board of Directors to take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board of Directors and to require that all directors elected at or after the annual meeting held in 2013 be elected on an annual basis. Implementation of this proposal should not prevent any director elected prior to the annual meeting held in 2013 from completing the term for which such director was elected,

Stockholder’s Supporting Statement

This resolution was submitted by the Los Angeles County Employees Retirement Association. The Harvard Law School Shareholder Rights Project represented and advised the Los Angeles County Employees Retirement Association in connection with this resolution.

The resolution urges the board of directors to facilitate a declassification of the board. Such a change would enable shareholders to register their views on the performance of all directors at each annual meeting. Having directors stand for elections annually makes directors more accountable to shareholders, and could thereby contribute to improving performance and increasing firm value.

Over the past decade, many S&P 500 companies have declassified their board of directors. According to data from FactSet Research Systems, the number of S&P 500 companies with classified boards declined by more than 50%; and the average percentage of votes cast in favor of shareholder proposals to declassify the boards of S&P 500 companies during the period January 1, 2010—June 30, 2011 exceeded 75%.

The significant shareholder support for proposals to declassify boards is consistent with empirical studies reporting that classified boards could be associated with lower firm valuation and/or worse corporate decision-making. Studies report that:

•	Classified boards are associated with lower firm valuation (Bebchuk and Cohen, 2005; confirmed by Faleye (2007) and Frakes (2007));

•	Takeover targets with classified boards are associated with lower gains to shareholders (Bebchuk, Coates, and Subrarnanian, 2002);

•	Firms with classified boards are more likely to be associated with value-decreasing acquisition decisions (Masulis, Wang, and Xie, 2007); and

•	Classified boards are associated with lower sensitivity of compensation to performance and lower sensitivity of CEO turnover to firm performance (Faleye, 2007).

Please vote for this proposal to make directors more accountable to shareholders.

Our Response—Statement in Opposition to Proposal

The Board has carefully considered the above proposal, and believes that it is not in the best interest of the stockholders. Consequently, the Board recommends that the stockholders vote against the proposal for the following reasons:

Accountability to Stockholders. Our Board of Directors believes that the classified board structure under the Company’s Certificate of Incorporation and By-laws is appropriate and necessary and does not compromise the directors’ accountability to our stockholders. Our Board of Directors is divided into three classes that serve staggered three-year terms. Directors elected to three-year terms are equally accountable to our stockholders as directors elected annually, since all directors are required to uphold their fiduciary duties to the Company and its stockholders regardless of their term. Additionally, in 2008, the Company amended its By-laws to change the vote standard for the election of directors from plurality to a majority of votes cast in uncontested elections. A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. In contested elections the vote standard is a plurality of votes cast. Further, under the Company’s policies and procedures, specifically the policy relating to director elections, the Company’s classified board structure does not compromise the directors’ accountability to stockholders. The director elections policy, which is fully set forth in our Corporate Governance Guidelines (which can be found on the Company’s website at www.cognizant.com under “Company—Investors—Corporate Governance”), provides that in any uncontested election of Directors, any director nominee who receives a greater number of votes “against” than votes “for” will tender his or her resignation. Full details of this policy are set out in our Corporate Governance section under “Voting for Directors” set forth on page 9 of this proxy statement. The Nominating and Corporate Governance Committee will then consider the resignation and recommend to the Board of Directors the appropriate action to be taken. The Board of Directors will then review the recommendation and consider all factors it believes to be relevant to the Company’s and stockholders’ best interests. Following the Board of Directors’ decision, the Company would promptly disclose in a current report on Form 8-K the decision whether to accept the resignation as tendered (providing a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation). The director elections policy provides the stockholders a meaningful role in the election of directors as well as acting as a way of holding directors accountable for their actions or failure to act.

Independence. Electing a director to a three-year term enhances the independence of a non-employee director by providing him or her with a longer term of office. This longer term provides enhanced independence from management or from special interest groups who may have an agenda contrary to the long-term interests of all stockholders. As a result, independent directors are able to make decisions that are in the best interest of the Company and its stockholders without having to consider annual elections.

Stability and Continuity. The Board of Directors is structured into classes to provide board stability, continuity and independence, while also enhancing long-term planning and ensuring that, at any given time, there are experienced directors serving on the Board of Directors who are familiar with the Company’s businesses, services, markets, opportunities and challenges. A classified board of directors also benefits the Company and its stockholders because it helps attract and retain highly qualified director candidates who are willing to make long-term commitments of the time and resources necessary to understand the Company, its operations and its competitive environment. This commitment is critical to achieve our strategic goals and one best fulfilled by a stable and continuous Board of Directors.

Protection Against Certain Takeovers. Our classified board structure further protects the Company’s stockholders by encouraging persons or firms making unsolicited takeover bids to negotiate directly with the Board of Directors, and better positions the Board of Directors to negotiate effectively on behalf of stockholders to realize the greatest possible stockholder value. The classified board structure is designed to safeguard against a hostile purchaser replacing a majority of our directors with its own nominees at a single annual meeting, thereby gaining control of the Company and its assets without paying fair market value to the Company’s stockholders. A classified board does not preclude a takeover, but rather provides the Board of Directors time and flexibility necessary to be in the best position to evaluate the adequacy and fairness of proposed offers, consider alternative methods of maximizing stockholder value, protect all stockholders against abusive tactics during a takeover process, and, as appropriate, negotiate the best possible return for all stockholders, without the threat of imminent removal of a majority of the members of our Board of Directors. As noted above, the Board of Directors has a fiduciary duty under the law to act in a manner that it believes to be in the best interests of the Company and its stockholders. Elimination of the classified board structure would make it more difficult for the Company’s independent, stockholder-elected Board of Directors to preserve and maximize value for all stockholders in the event of an unsolicited takeover bid.

It is important to note that stockholder approval of this proposal would not by itself declassify the Board of Directors. Under our Certificate of Incorporation and By-laws, to change the class structure of the Board of Directors, the Board of Directors must first authorize amendments to the Company’s Certificate of Incorporation and By-laws. Stockholders would then have to approve each of those amendments with an affirmative vote of not less than 66 2/3% of the outstanding shares of Class A Common Stock.

After careful consideration of this proposal, the Board of Directors has determined that retention of a classified board structure remains in the long-term best interests of the Company and its stockholders. The Board of Directors believes that the substantial benefits of a classified board structure do not come at the expense of director accountability. To the contrary, the structure is designed to protect the interests of all stockholders.

Vote Required

Approval of this resolution requires the affirmative vote of a majority of the shares of Class A Common Stock voted at the Annual Meeting. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote AGAINST the proposal to declassify the Board of Directors and provide for annual election of all directors.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position	In Current Position Since
Lakshmi Narayanan(1)	59	Vice Chairman and Director	2007
Francisco D’Souza(2)	43	Chief Executive Officer and Director	2007
Gordon J. Coburn(3)	48	President	2012
Karen McLoughlin(4)	47	Chief Financial Officer	2012
Ramakrishnan Chandrasekaran(5)	54	Group Chief Executive—Technology and Operations	2012
Rajeev Mehta(6)	45	Group Chief Executive—Industries and Markets	2012
Malcolm Frank(7)	45	Executive Vice President, Strategy and Marketing	2012
Steven Schwartz(8)	44	Senior Vice President, General Counsel and Secretary	2007

(1)	Lakshmi Narayanan was appointed Vice Chairman of the Board of Directors, effective January 1, 2007. Mr. Narayanan served as our Chief Executive Officer from December 2003 through December 2006 and as our President from March 1998 through December 2006. Mr. Narayanan joined our Indian subsidiary as Chief Technology Officer in 1994 and was elected President of such subsidiary on January 1, 1996. Prior to joining us, from 1975 to 1994, Mr. Narayanan was the regional head of Tata Consultancy Services, a large consulting and software services company located in India. Mr. Narayanan serves on the board of directors and as the Chairman of the Governance Committee of TVS Capital Funds Limited. Mr. Narayanan holds a Bachelor of Science degree, a Master of Science degree and a Management degree from the Indian Institute of Science.
(2)	Francisco D’Souza was appointed Chief Executive Officer and became a member of the Board of Directors, effective January 1, 2007. Mr. D’Souza served as our President from January 1, 2007 through February 6, 2012 and as our Chief Operating Officer from December 2003 through December 2006. Prior to that, from November 1999 to December 2003, he served as our Senior Vice President, North American Operations and Business Development. From March 1998 to November 1999, he served as our Vice President, North American Operations and Business Development and as our Director-North American Operations and Business Development from June 1997 to March 1998. From January 1996 to June 1997, Mr. D’Souza was engaged as our consultant. From February 1995 to December 1995, Mr. D’Souza was employed as Product Manager at Pilot Software. Between 1992 and 1995, Mr. D’Souza held various marketing, business development and technology management positions as a Management Associate at The Dun & Bradstreet Corporation. While working at The Dun & Bradstreet Corporation, Mr. D’Souza was part of the team that established the software development and maintenance business conducted by us. Mr. D’Souza serves on the Board of Trustees of Carnegie Mellon University, the Board of Trustees of The New York Hall of Science and the Board of Directors of the U.S.-India Business Council. Mr. D’Souza also is a member of the Business Roundtable. Mr. D’Souza holds a Bachelor of Business Administration degree from the University of East Asia and a Master of Business Administration degree from Carnegie Mellon University.
(3)

Gordon Coburn was appointed President of the Company, effective February 6, 2012. From March 1998 until February 6, 2012, Mr. Coburn served as the Company’s Chief Financial Officer and Treasurer and from January 2007 until February 6, 2012, Mr. Coburn also held the position of Chief Operating Officer. Mr. Coburn also served as the Company’s Executive Vice President from December 2003 through December 2006. From November 1999 to December 2003, he served as our Senior Vice President. He previously was our Vice President from 1996 to November 1999. Mr. Coburn served as Senior Director—Group Finance and Operations for Cognizant Corporation from November 1996 to December 1997. From 1990 to October 1996, Mr. Coburn held key financial positions with The Dun & Bradstreet Corporation. Mr. Coburn serves on the board of directors of The Corporate Executive Board Company and TechAmerica.

He also served on the board of directors of ICT Group, Inc. until its acquisition on February 2, 2010. Mr. Coburn holds a Bachelor of Arts degree from Wesleyan University and a Master of Business Administration degree from the Amos Tuck School at Dartmouth College.
(4)	Karen McLoughlin was appointed Chief Financial Officer of the Company, effective February 6, 2012. She previously served as the Company’s Senior Vice President of Finance and Enterprise Transformation, a role she held since January 2010. In such role, Ms. McLoughlin was responsible for the Company’s worldwide financial planning and analysis, enterprise risk management and enterprise transformation functions, including the facilitation and execution of various internal reengineering and transformation initiatives designed to enable the Company’s strategic vision. From August 2008 to January 2010, Ms. McLoughlin served as the Company’s Senior Vice President of Finance, responsible for overseeing the Company’s global financial planning and analysis team and enterprise risk management, and from October 2003 until August 2008, Ms. McLoughlin served as the Company’s Vice President of Global Financial Planning and Analysis. Prior to joining Cognizant in October 2003, Ms. McLoughlin held various positions at Spherion Corporation (“Spherion”) from August 1997 to October 2003 and at Ryder System Inc. (“Ryder”) from July 1994 to August 1997. At both Spherion and Ryder, Ms. McLoughlin held key financial management positions and was involved in strategic planning, the integration of several mergers and acquisitions, financial systems implementations and corporate reorganizations. Prior to joining Ryder, she spent six years in the South Florida Practice of Price Waterhouse (now PricewaterhouseCoopers). Ms. McLoughlin has a Bachelor of Arts degree in Economics from Wellesley College and a Master of Business Administration degree from Columbia University.
(5)	Ramakrishnan Chandrasekaran was appointed Group Chief Executive—Technology and Operations, effective February 6, 2012. In this role, Mr. Chandrasekaran is responsible for leading our solutions and delivery teams world-wide. From August 2006 to February 2012, he served as our President and Managing Director, Global Delivery, responsible for leading our global delivery organization, spearheading new solutions, and championing process improvements. Mr. Chandrasekaran served as our Executive Vice President and Managing Director from January 2004 through July 2006. Prior to that, from November 1999 to January 2004, he served as our Senior Vice President responsible for Independent Software Vendor, or ISV, relationships, key alliances, capacity growth, process initiatives, business development and offshore delivery. Mr. Chandrasekaran joined us as Assistant Vice President in December 1994, before being promoted to Vice President in January 1997. Mr. Chandrasekaran has more than 20 years of experience working in the IT services industry. Prior to joining us, Mr. Chandrasekaran worked with Tata Consultancy Services. Mr. Chandrasekaran holds a Mechanical Engineering degree and Master of Business Administration degree from the Indian Institute of Management.
(6)	Rajeev Mehta was appointed Group Chief Executive—Industries and Markets, effective February 6, 2012. In this role, Mr. Mehta is responsible for leading our industry vertical and geographic market operations on a global basis. From August 2006 to February 2012, he served as our Chief Operating Officer, Global Client Services, responsible for our sales, business development and client relationship management organizations. Mr. Mehta, who joined Cognizant in 1997, most recently served as Senior Vice President and General Manager of our Financial Services Business Unit, a position he held from June 2005 to August 2006. From November 2001 to June 2005, he served as our Vice President and General Manager of our Financial Services Business Unit. From January 1998 to November 2001, Mr. Mehta served as our Director of the U.S. Central Region. Mr. Mehta served as our Senior Manager of Business Development from January 1997 to January 1998. Prior to joining Cognizant in 1997, Mr. Mehta was involved in implementing GE Information Services offshore outsourcing program and also held consulting positions at Deloitte & Touche and Andersen Consulting. Mr. Mehta holds a Bachelor of Science degree from the University of Maryland and a Master of Business Administration degree from Carnegie Mellon University.
(7)

Malcolm Frank was appointed Executive Vice President, Strategy and Marketing, effective February 6, 2012. In this role, Mr. Frank is responsible for shaping our corporate strategy and global brand in order to maintain our track record of rapidly growing market and mind share. Mr. Frank served as our Senior Vice President of Strategy and Marketing from August 2005 to February 2012. In both these roles, Mr. Frank’s responsibilities have included, and continue to include, directing all aspects of our corporate marketing function, including strategy and branding, industry and media relations, corporate communications and corporate marketing. In developing strategy, he works closely with our leadership team to formulate and implement strategies with respect to our services portfolio, vertical industry focus, geographic expansion and competitive differentiation. In addition, Mr. Frank and his team focus on strategies on platforms, capabilities and business models necessary to drive our non-linear growth. From August 2005 until June 2009, Mr. Frank was also responsible for leading our field marketing function. Prior to joining Cognizant in August 2005, Mr. Frank was co-founder, President and Chief Executive Officer of CXO Systems, Inc., an independent software vendor providing dashboard solutions for senior managers, from March 2002 to July 2005. From June 1999 to September 2002, Mr. Frank was the founder, President, Chief Executive Officer and Chairman of Nervewire Inc. (“Nervewire”), a leading management consulting and systems integration firm. Prior to founding Nervewire, Mr. Frank was a co-founder, executive officer, and Senior Vice President at Cambridge Technology Partners, where he ran Worldwide Marketing, Business Development, and several business units, from January 1990 to June 1999. Mr. Frank graduated from Yale University with a degree in Economics.
(8)	Steven Schwartz was named Senior Vice President, General Counsel and Secretary in July 2007, having global responsibility for managing Cognizant’s legal function. Mr. Schwartz, who joined Cognizant in 2001, most recently served as Vice President and General Counsel, a position he held from March 2003 to July 2007. From April 2002 to March 2003, he served as our Vice President and Chief Corporate Counsel. From October 2001 to December 2002, he served as our Chief Corporate Counsel. Mr. Schwartz also serves as our Chief Legal Officer. Mr. Schwartz serves on the board of directors of Information Technology Industry Council and Citizen Schools. Mr. Schwartz holds a Bachelor of Business Administration degree from the University of Miami, a Juris Doctor degree from Fordham University School of Law and a Master of Law (in Taxation) degree from the New York University School of Law.

None of our executive officers is related to any other executive officer or to any of our Directors. Our executive officers are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Class A Common Stock

As of March 31, 2012, there were approximately 195 holders of record and 205,393 beneficial holders of our Class A Common Stock. The following table sets forth certain information, as of March 31, 2012, with respect to holdings of each class of our Class A Common Stock by (i) each person known by us to beneficially own more than 5% of the total number of shares of each class of Class A Common Stock outstanding as of such date, (ii) each of our Directors (which includes all nominees), (iii) each of our Named Executives, and (iv) all Directors and executive officers as a group. This information is based upon information furnished to us by each such person and/or based upon public filings with the SEC. Unless otherwise indicated, the address for the individuals below is our address. Except as otherwise noted below or except for shares of our Class A Common Stock held in brokerage accounts which may from time to time, together with other securities held in those accounts, serve as collateral for margin loans made from such accounts, none of the shares reported as beneficially owned are currently pledged as security for any outstanding loan or indebtedness.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Directors (which includes all nominees) and Named Executives:
Francisco D’Souza(3)	921,300	*
Gordon J. Coburn(4)	273,508	*
Lakshmi Narayanan(5)	1,095,000	*
Ramakrishnan Chandrasekaran(6)	248,825	*
Rajeev Mehta(7)	228,762	*
Steven Schwartz(8)	36,297	*
Maureen Breakiron-Evans(9)	18,916	*
John N. Fox, Jr.(10)	37,000	*
Robert W. Howe(11)	37,136	*
John E. Klein(12)	470,200	*
Robert E. Weissman(13)	502,888	*
Thomas M. Wendel(14)	65,000	*

All Directors and executive officers as a group (14 persons)(15)	3,996,410	1.3%

5% Stockholders
FMR LLC(16)	30,886,837	10.1%
Ivy Investment Management Company(17)	15,575,944	5.1%

*	Less than one percent.
(1)	Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares of Class A Common Stock shown as beneficially owned by such stockholder.
(2)	Applicable percentage of ownership is based on an aggregate of 304,422,711 shares of Class A Common Stock outstanding on March 31, 2012. Such percentage also takes into account the Class A Common Stock to which such individual or entity has the right to acquire beneficial ownership within sixty (60) days after March 31, 2012, including, but not limited to, through the exercise of options which are currently exercisable or which will become exercisable within such sixty (60)-day period; however, such Class A Common Stock will not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by Rule 13d-3(d)(1)(i) under the Exchange Act.
(3)	Includes 181,845 shares of Class A Common Stock owned of record, 672,280 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2012 or 60 days after such date, 10,340 shares of Class A Common Stock subject to restricted stock units which are scheduled to vest within 60 days of March 31, 2012 and 56,835 shares of Class A Common Stock subject to performance stock units which are scheduled to vest within 60 days of March 31, 2012. Excludes 424,816 shares of Class A Common Stock underlying options, performance stock units and restricted stock units, which become exercisable or vest over time after such period.

(4)	Includes 49,553 shares of Class A Common Stock owned of record, 192,500 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2012 or 60 days after such date, 4,843 shares of Class A Common Stock subject to restricted stock units which are scheduled to vest within 60 days of March 31, 2012 and 26,612 shares of Class A Common Stock subject to performance stock units which are scheduled to vest within 60 days of March 31, 2012. Excludes 210,025 shares of Class A Common Stock underlying options, performance stock units and restricted stock units, which become exercisable or vest over time after such period.
(5)	Represents 1,095,000 shares of Class A Common Stock underlying options which were exercisable as of March 31, 2012 or 60 days after such date. Excludes 15,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(6)	Includes 81,501 shares of Class A Common Stock owned of record, 146,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2012 or 60 days after such date, 3,283 shares of Class A Common Stock subject to restricted stock units which are scheduled to vest within 60 days of March 31, 2012 and 18,041 shares of Class A Common Stock subject to performance stock units which are scheduled to vest within 60 days of March 31, 2012. Excludes 143,823 shares of Class A Common Stock underlying options, performance stock units and restricted stock units, which become exercisable or vest over time after such period.
(7)	Includes 53,320 shares of Class A Common Stock owned of record, 148,790 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2012 or 60 days after such date, 4,100 shares of Class A Common Stock subject to restricted stock units which are scheduled to vest within 60 days of March 31, 2012 and 22,552 shares of Class A Common Stock subject to performance stock units which are scheduled to vest within 60 days of March 31, 2012. Excludes 179,662 shares of Class A Common Stock underlying options, performance stock units and restricted stock units, which become exercisable or vest over time after such period.
(8)	Includes 19,903 shares of Class A Common Stock owned of record, 10,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2012 or 60 days after such date, 983 shares of Class A Common Stock subject to restricted stock units which are scheduled to vest within 60 days of March 31, 2012 and 5,411 shares of Class A Common Stock subject to performance stock units which are scheduled to vest within 60 days of March 31, 2012. Excludes 52,303 shares of Class A Common Stock underlying options, performance stock units and restricted stock units, which become exercisable or vest over time after such period.
(9)	Represents 15,000 shares of Class A Common Stock underlying options which were exercisable as of March 31, 2012 or 60 days after such date and 3,916 shares of Class A Common Stock subject to restricted stock units which are vested as of March 31, 2012. Excludes 16,959 shares of Class A Common Stock underlying options and restricted stock units, which become exercisable or vest over time after such period.
(10)	Includes 1,500 shares of Class A Common Stock owned of record and 35,500 shares of Class A Common Stock underlying options which were exercisable as of March 31, 2012 or 60 days after such date. Excludes 15,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(11)	Includes 12,136 shares of Class A Common Stock owned of record and 25,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2012 or 60 days after such date. Excludes 15,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(12)	Includes 438,500 shares of Class A Common Stock owned of record and 31,700 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2012 or 60 days after such date. Excludes 15,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(13)	Includes 437,888 shares of Class A Common Stock owned of record and 65,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2012 or 60 days after such date. Excludes 15,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.

(14)	Includes 50,000 shares of Class A Common Stock owned of record and 15,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2012 or 60 days after such date. Excludes 15,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(15)	Includes an aggregate of 1,332,724 shares of Class A Common Stock owned of record and 2,499,270 shares of Class A Common Stock underlying options granted to our Directors and executive officers which are exercisable as of March 31, 2012 or within 60 days after such date, 34,965 shares of Class A Common Stock subject to restricted stock units which are scheduled to vest within 60 days of March 31, 2012, and 129,451 shares of Class A Common Stock subject to performance stock units which are scheduled to vest within 60 days of March 31, 2012. Excludes 1,171,428 shares of Class A Common Stock underlying options, performance stock units and restricted stock units, which become exercisable or vest over time after such period.
(16)

As disclosed on Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2012, assuming no changes in beneficial ownership since such filing. According to such Schedule 13G, FMR LLC, 82 Devonshire Street, Boston, Massachusetts 02109, may be deemed to beneficially own 30,886,837 shares of Class A Common Stock as a result of acting as investment advisor to various investment companies. FMR LLC reports that it has sole power to vote or direct the vote of 1,344,768 shares and sole power to dispose or direct the disposition of 30,886,837 shares. As disclosed on such Amendment No. 2 to Schedule 13G, Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 28,767,942 shares of our Class A Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 28,767,942 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 97,217 shares of our Class A Common Stock as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR LLC, through its control of Fidelity Management Trust Company, each has sole dispositive power over 97,217 shares and sole power to vote or to direct the voting of 97,217 shares of our Class A Common Stock owned by the institutional account(s) as reported above. Strategic Advisers, Inc., 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, provides investment advisory services to individuals. As such, FMR LLC’s beneficial ownership includes 216,226 shares of our Class A Common Stock, beneficially owned through Strategic Advisers, Inc. Pyramis Global Advisors, LLC (“PGALLC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 679,502 shares of our Class A Common Stock as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 679,502 shares and sole power to vote or to direct the voting of 312,042 shares of our Class A Common Stock owned by the institutional accounts or funds advised by PGALLC as reported above. Pyramis Global Advisors Trust Company (“PGATC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 1,077,650 shares of our Class A Common Stock as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 1,077,650 shares and sole power to vote or to direct the voting of 702,933 shares of our Class A Common Stock owned by the institutional accounts managed by PGATC as reported above. FIL Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under section 240.13d-1(b)(1)(ii), is the beneficial owner of 48,300 shares of our Class A Common Stock. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock. While the percentage of total voting power represented by these shares may fluctuate as a result of changes in the total number of shares of FIL voting stock outstanding from time to time, it normally represents more than 25% and less than 50% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FIL has sole dispositive power over 48,300 shares owned by the International Funds. FIL has sole power to vote or direct the voting of 14,200 shares and no power to vote or direct the voting of 34,100 shares of Class A Common Stock held by the International Funds as reported above.
(17)	As disclosed in a Schedule 13G dated February 14, 2012 filed on behalf of Ivy Investment Management Company (“IICO”), with an address at 6300 Lamar Avenue, Overland Park, Kansas, 66202, an investment advisory subsidiary of Waddell & Reed Financial, Inc. (“WDR”) or Waddell & Reed Investment Management Company (“WRIMCO”), an investment advisory subsidiary of Waddell & Reed, Inc. (“WRI”). The securities reported on herein are beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by IICO. WRI is a broker-dealer and underwriting subsidiary of Waddell & Reed Financial Services, Inc., a parent holding company (“WRFSI”). In turn, WRFSI is a subsidiary of WDR, a publicly traded company. The investment advisory contracts grant IICO and WRIMCO all investment and/or voting power over securities owned by such advisory clients. The investment sub-advisory contracts grant IICO and WRIMCO investment power over securities owned by such sub-advisory clients and, in most cases, voting power. Any investment restriction of a sub-advisory contract does not restrict investment discretion or power in a material manner. Therefore, IICO and/or WRIMCO may be deemed the beneficial owner of the securities covered by this statement under Rule 13d-3 of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Transactions with Related Persons

Since January 1, 2011, there were no transactions or series of transactions, nor are there currently any proposed transactions, between the Company and its directors, executive officers or 5% stockholders other than such matters disclosed herein under the captions “Executive Compensation” and “Election of Directors—Compensation of Directors.”

Review of Related Person Transactions

The Audit Committee of the Company is responsible for reviewing and approving all transactions between us and any related person. Related persons can include any of our directors or executive officers, certain of our stockholders, and any of their immediate family members. This obligation is set forth in our Audit Committee Charter. In evaluating related person transactions, the members of the Audit Committee apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board of the Directors and as individual directors. The Audit Committee will approve a related person transaction when, in its good faith judgment, the transaction is in the best interest of the Company. To identify related person transactions, each year, we require each of our directors, director nominees and executive officers to complete a disclosure questionnaire identifying any transactions with us in which the officer or director or their family members have an interest.

In addition, our Code of Ethics describes our expectation that all directors, officers and employees who may have a potential or apparent conflict of interest to, in the case of employees, notify our Chief Compliance Officer or General Counsel, or in the case of executive officers and directors, notify our General Counsel or Board of Directors. A copy of our Code of Ethics is posted in the “About Us” section of the “Company” page of our website under the “Corporate Governance” tab located at www.cognizant.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

In spite of the continued economic slowdown in 2011, the Company experienced industry leading performance for 2011 with year-over-year revenue growth of 33.3%. Our business segments had year-over-year revenue growth ranging from 26.1% to 40.9%, and we continued to expand our service offering enabling us to provide better support to our customers, including strengthening our offerings in consulting, infrastructure management and business and knowledge process outsourcing. We increased penetration at existing customers, including strategic customers and we benefited from the continued expansion of the market for global delivery of IT services and business process outsourcing. The Compensation Committee took into account the Company’s strong performance relative to the industry during 2011 by making certain restricted and performance stock unit grants as described in more detail below. The Company viewed these grants as appropriate to properly align the pay to our executives with the Company’s strong performance. The Compensation Committee based its determinations regarding increases in base salaries for 2011 and target bonus amounts for 2011 on the Company’s strong performance during 2010, a review of industry benchmarks, the improving market environment and growth of our Company and responsibilities of our Named Executives.

Overview of Compensation Program and Philosophy

The following Compensation Discussion and Analysis describes the material elements of compensation for our Named Executives who are identified in the 2011 Summary Compensation Table below. The Named Executives are the individuals who served during 2011 as our President and Chief Executive Officer; Chief Financial and Operating Officer and Treasurer; Chief Operating Officer, Global Client Services; President and Managing Director, Global Delivery; and Senior Vice President and General Counsel.

The Compensation Committee of our Board of Directors oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our Named Executives. The Compensation Committee operates under a written charter adopted by our Board of Directors and is comprised entirely of independent, non-employee directors as determined in accordance with various NASDAQ Stock Market, SEC and Internal Revenue Code rules. The Compensation Committee has the authority to engage its own independent advisor to assist in carrying out its responsibilities under its charter.

The Compensation Committee has designed the executive compensation program for our Named Executives to meet the following objectives:

•	Ensure executive compensation is aligned with our corporate strategies and business objectives.

•

Subject a substantial portion of an executive officer’s compensation to achieving both short-term and long-term performance objectives that enhances stockholder value by linking rewards to measurable corporate and individual performance.

•	Reinforce the importance of meeting and exceeding identifiable and measurable goals through superior awards for superior performance.

•	Provide total direct compensation that is competitive in markets in which we compete for management talent in order to attract, retain and motivate the best possible executive talent.

•	Provide an incentive for long-term continued employment with our Company.

•	Reinforce our desired culture and unique corporate environment by fostering a sense of ownership, urgency and overall entrepreneurial spirit.

We believe our approach to goal setting and setting of targets with payouts at multiple levels of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. In addition, we believe that the mix of equity award instruments used under our long-term incentive program that includes full value awards as well as the multi-year vesting of our equity awards also mitigates risk and properly accounts for the time horizon of risk.

Role of Stockholder Say-on-Pay Votes

The Company provides its stockholders with the opportunity to cast an annual, nonbinding advisory vote on executive compensation (a “say-on-pay proposal”). At the Company’s Annual Meeting of Stockholders held on June 2, 2011, approximately 99% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. Our Compensation Committee considered the outcome of that advisory vote to be an endorsement of the Compensation Committee’s compensation philosophy and implementation. As such, in making its decisions regarding executive compensation for 2011, the Compensation Committee chose to retain the 2010 structure of the executive compensation program while making quantitative adjustments to reflect the performance of the Company and our Named Executives in 2011. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the Named Executives.

Determination of Competitive Compensation and Engagement of Compensation Consultant

To achieve its objectives for our executive compensation program, the Compensation Committee evaluates our executive compensation program with the goal of setting compensation at levels the Committee believes are competitive with those of other growth technology-related companies that compete with us for executive talent. The Compensation Committee has periodically engaged an independent consultant to provide additional assurance that the Company’s executive compensation programs are reasonable and consistent with its objectives. The consultant reports directly to the Compensation Committee, periodically participates in committee meetings and advises the Compensation Committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards. Although the Compensation Committee reviews the compensation practices of our peer companies as described below, the Compensation Committee does not adhere to strict formulas or survey data to determine the mix of compensation elements. Instead, as described below, the Compensation Committee considers various factors in exercising its discretion to determine compensation, including the experience, responsibilities and performance of each Named Executive as well as the Company’s overall financial performance. This flexibility is particularly important in designing compensation arrangements to attract and retain executives in a highly-competitive, rapidly changing market.

In late 2010, the Compensation Committee engaged Pay Governance, LLC, an independent executive compensation advisory firm, to review all elements of executive compensation, benchmark such compensation in relation to other comparable companies with which we compete for executive talent and provide recommendations to ensure that our executive compensation program continues to enable us to attract and retain qualified executives through competitive compensation packages which will result in the attainment of our short-term and long-term strategic objectives. The Compensation Committee asked Pay Governance, LLC to provide the benchmark data for purposes of setting 2011 compensation. Pay Governance, LLC benchmarked our executive compensation against a group of similarly sized technology-related firms based on revenue, headcount and market capitalization, including: Accenture Plc, Automatic Data Processing, Inc., CA, Inc., Computer Sciences Corporation, Convergys Corporation, Fidelity National Information Services, Inc., Fiserv, Inc., MasterCard, Inc., NetApp, Inc., SAIC, Inc., Symantec Corporation, Visa, Inc., and Yahoo! Inc.

In late 2011, the Compensation Committee engaged Pay Governance, LLC to review and update its benchmark data and recommendations for purposes of making 2011 equity grants and for setting 2012 compensation. The November 2011 restricted stock units and performance stock unit grants to Messrs. D’Souza, Coburn, Chandrasekaran, Mehta and Schwartz described below under “Long-Term Incentives—Stock-Based Awards” were based in part on the recommendations of this Pay Governance, LLC study. Pay Governance, LLC used the same group of similarly sized technology-related firms in 2011 as it used in 2010 when benchmarking our executive compensation.

Role of Executive Officers in Determining Executive Compensation

Our President and Chief Executive Officer, aided by our Chief Financial and Operating Officer, provided statistical data and made recommendations to the Compensation Committee to assist it in determining 2011 compensation levels. In addition, our President and Chief Executive Officer provided the Compensation Committee with a review of the performance of the other executive officers and made recommendations to the Compensation Committee with respect to the compensation packages for those officers for the 2011 fiscal year. While the Compensation Committee utilized this information and valued management’s observations with regard to compensation, the ultimate decisions regarding executive compensation were made by the Compensation Committee.

Components of Compensation

Our executive compensation program utilizes three primary components to achieve the foregoing objectives. These three components comprise an executive’s total direct compensation: base salary, non-equity incentive awards for annual financial performance, and periodic stock-based awards. Prior to 2007, equity compensation was granted primarily in the form of stock options which derived their value from appreciation of the market price of our Class A Common Stock. Grants of performance-based stock units were introduced in 2007 and grants of restricted stock units were introduced in 2008.

Base Salary

The Compensation Committee reviews the base salaries of our Named Executives on an annual basis. The primary objective of the base salary component of an executive’s total direct compensation is to provide financial stability and certainty through market competitive salary levels, recognizing experience, knowledge, skills, relative value and sustained contribution to our Company. We make periodic adjustments to base salary based on individual performance and contributions, market trends, competitive position and our financial situation. Consideration is also given to relative responsibility, seniority, experience and performance of each individual Named Executive. No specific weight was assigned to any of the above criteria relative to the Named Executives’ compensation. The Compensation Committee does not attempt to set compensation components to meet specific benchmarks because the Compensation Committee believes that excessive reliance on benchmarking is detrimental to stockholder interests because it can result in compensation that is unrelated to the value delivered by the Named Executives. In addition, base salaries are also set to the location of our executives, such as with Mr. Chandrasekaran based in India and Messrs. D’Souza, Coburn, Mehta and Schwartz based in the United States.

Based on this analysis, the base salaries of our Named Executives were increased effective January 1, 2011 as set forth in the table below. These base salary adjustments represent approximately a 5.1 percent increase for each Named Executive.

	Previous Base Salary		Salary Increase	New Base Salary
Francisco D’Souza	$539,100		$27,400	$566,500
Gordon Coburn	$485,200		$24,800	$510,000
Ramakrishnan Chandrasekaran	$168,500	(1)	$8,500	$177,000	(1)
Rajeev Mehta	$386,900		$19,600	$406,500
Steven Schwartz	$353,600		$17,900	$371,500

(1)	Base salary rate is inclusive of the Company’s matching contribution to the India Provident Fund. Such amount is included in the target in determining bonuses under the executive officer bonus program. The salary of Mr. Chandrasekaran will be converted into and paid in Indian rupees at the USD/INR exchange rate as in effect on December 31, 2008 of 48.58. The Compensation Committee determined to fix the foregoing exchange rate in order to eliminate the effect of currency fluctuation on the executives’ compensation. Mr. Chandrasekaran’s annual base salary of $177,000 is inclusive of the Company’s cost to provide Mr. Chandrasekaran with a Company vehicle.

The Compensation Committee believes base salaries are generally still at or below the 50th percentile for companies of similar size, value and complexity to our Company today. As a result, on a longer-term basis, the Compensation Committee expects to continue to advance its objective of moving away from large equity awards which were more typical during the initial phases of our Company’s growth and bringing base salary closer to market comparables for base salary levels in effect for officers at companies with which we compete for executive management.

Annual Non-Equity Incentive

We have designed our annual non-equity incentive program to stimulate and support a high-performance environment by tying such incentive compensation to the attainment of organizational financial goals and by recognizing superior performance. The annual cash incentive bonuses are intended to compensate individuals for the achievement of these goals. The Compensation Committee determines actual cash incentive bonuses after the end of the fiscal year based upon the Company’s performance.

The Compensation Committee believes that each Named Executive’s annual cash incentive bonus should be based upon the achievement of financial goals, which are tied to metrics that are valued by our stockholders. The Compensation Committee believes that our stockholders value and measure the performance of the Named Executives based principally on the growth of Company revenue, earnings and cash flow. Consequently, the Compensation Committee believes that setting incentive targets based upon revenue, earnings and Days Sales Outstanding (DSO) is appropriate. Over the past several years, one of our principal goals has been to grow revenue at an industry-leading pace, while maintaining operating margin and DSO. The annual cash incentive bonus target has been set in an effort to achieve this operating performance. We set annual incentive target levels for our Named Executives based on a percentage of their salary. For 2011, the applicable percentages were as follows:

Name	2011 Target Bonus Award	Percentage of Salary Payable at Target Award Level
Francisco D’Souza	$481,525	85%
Gordon Coburn	$433,500	85%
Ramakrishnan Chandrasekaran	$150,450	85%
Rajeev Mehta	$345,525	85%
Steven Schwartz	$315,775	85%

The Compensation Committee determined the revenue (subject to certain adjustments), earnings (operating income before charges for stock-based compensation costs incurred by us (or any of our subsidiaries)) and DSO targets for the 2011 fiscal year that would be used for each of the Named Executives, and it also set a minimum and maximum threshold for each component of the annual incentive target as shown in the table below.

	Threshold	Target	Maximum
	(dollars in thousands)
Revenue	$5,419,750	$5,705,000	$5,990,250
Earnings	$1,072,742	$1,129,202	$1,185,662
Days sales outstanding	81	70	60
Payout as a percent of target	50%	100%	200%

In addition, the Compensation Committee determined that the weighting of the components of the annual cash incentive bonus target would be:

•	Achievement of revenue target—50%

•	Achievement of earnings target—40%

•	Achievement of DSO target—10%

Due to the high growth objectives set for the revenue and earnings components, there was substantial uncertainty at the time the Compensation Committee established the performance goals for 2011 as to the likelihood of the Company’s attainment of the targeted levels of performance.

The maximum amount a Named Executive can earn under the annual cash incentive bonus plan is 200% of the target bonus amount, and for performance below the threshold level, no bonus will be paid for a particular component. Based on the 2011 corporate performance against the metrics described above, the Compensation Committee approved the following annual bonus payments to the Named Executives, which represent approximately 188% of the target bonus amount for each Named Executive:

Name	2011 Bonus Award
Francisco D’Souza	$908,248
Gordon Coburn	$817,664
Ramakrishnan Chandrasekaran	$283,777
Rajeev Mehta	$651,726
Steven Schwartz	$595,612

Long-Term Incentives—Stock-Based Awards

We provide long-term incentive compensation through stock-based awards. Prior to 2008, we made such awards in the form of stock options and/or performance-based stock units that vest over multiple years. During 2008, based upon a study prepared by the independent compensation consulting firm then engaged by the Compensation Committee, our Compensation Committee modified its strategy on the use of stock-based compensation to include the use of restricted stock units. Our Compensation Committee continued such strategy during 2009, 2010 and 2011 with the awards of restricted stock units and performance-based stock units to our Named Executives. We believe that such restricted stock units and performance-based stock units are a valuable component of our long-term incentive program for several reasons, including ongoing concerns over the dilutive effect of option grants on our outstanding shares, our desire to make a portion of our Named Executives’ compensation less subject to market volatility, and to create a retention mechanism which creates the incentive to maximize stockholder value.

The Compensation Committee currently plans to use a combination of stock options, performance-based stock units, and/or restricted stock units in future years. We believe that stock-based grants provide our executive officers with a strong incentive to manage the Company from the perspective of an owner with an equity stake in the long-term success of the business, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity grants should further our goal of executive retention, because this feature provides an incentive to our executive officers to remain in our employ during the vesting period.

In considering the grants for the 2011 fiscal year, the Compensation Committee first established a target compensation value that it wanted to deliver to the Named Executives through long-term equity awards. In doing so, the Compensation Committee took into account various factors, including the number of stock options, restricted stock units and performance-based stock units that each of our executive officers had previously been awarded, the gains realized in connection with prior option grants and the number of vested and unvested options held by that individual, the expected value of outstanding performance-based stock units, the base salary of the executive officer and the heavy weight placed on equity in the mix of total compensation, and the perceived retention value of the total compensation package in light of the competitive environment. The Compensation Committee also took into account the size of comparable awards made to individuals in similar positions within the industry, the scope, responsibility and business impact of the officer’s position, the individual’s potential for increased responsibility and promotion over the performance unit term, and the individual’s personal experience and performance in recent periods. Once the target value was established, the Compensation Committee determined the number of restricted stock units and performance-based stock units by reference to the current value of the Company’s Class A Common Stock.

Based on the foregoing considerations, in November 2011, the Compensation Committee approved the award of the following restricted stock units to our Named Executives:

Name	Date of Grant	Number of Restricted Stock Units
Francisco D’Souza	November 28, 2011	63,600
Gordon Coburn	November 28, 2011	29,800
Ramakrishnan Chandrasekaran	November 28, 2011	20,200
Rajeev Mehta	November 28, 2011	25,200
Steven Schwartz	November 28, 2011	6,040

Such restricted stock units were granted pursuant to the terms and conditions of the Company’s 2009 Incentive Plan and the related Stock Unit Award Agreements.

The November 2011 restricted stock units, referred to herein as the November 2011 Stock Units, vest in quarterly installments over three years, with 1/12th of the November 2011 Stock Units vesting on each February 28, May 28, August 28 and November 28 of each of years 2012, 2013 and 2014.

Also, based on the foregoing considerations, in November 2011, the Compensation Committee approved the award of the following performance-based stock units, also referred to herein as the Performance Units:

Name	Date of Grant	Number of Performance Units
Francisco D’Souza	November 28, 2011	95,400
Gordon J. Coburn	November 28, 2011	44,700
Ramakrishnan Chandrasekaran	November 28, 2011	30,300
Rajeev Mehta	November 28, 2011	37,800
Steven Schwartz	November 28, 2011	9,060

The Performance Units are subject to attainment of certain performance milestones as well as certain continued service requirements. The Performance Units vest, if at all, based upon the level of achievement of the revenue milestone, also referred to herein as the Performance Milestone, set forth below as follows:

(a)	0% of the Performance Units will vest if the Company’s 2012 revenue is less than $7,243,000,000.

(b)	50% of the Performance Units will vest upon the Company’s achievement of 2012 revenue of $7,243,000,000.

(c)	100% of the Performance Units will vest upon the Company’s achievement of 2012 revenue of $7,525,000,000.

(d)	200% of the Performance Units will vest upon the Company’s achievement of 2012 revenue of $8,087,500,000 or greater.

Whether and to what extent the Performance Milestone has been achieved will be determined by the Compensation Committee in its sole and absolute discretion based upon the audited financials for the 2012 fiscal year. The number of Performance Units that will vest for performance between the applicable threshold targets will be determined using straight-line interpolation, rounded down to the preceding whole number (e.g., 101.74 rounded down to 101).

In addition, of the Performance Units that vest based upon attainment of the Performance Milestone, shares of Company Class A Common Stock underlying 1/3rd (or 33.33%) of such vested Performance Units, rounded down to the nearest whole number, will be issued on the eighteen-month anniversary of the date of grant; provided that the Named Executive remains in the Company’s service through such anniversary date, and shares of Company Class A Common Stock underlying the remaining 2/3rds (or 66.67%) of the vested Performance Units will be issued on the thirty-six month anniversary of the date of grant; provided that the Named Executive remains in the Company’s service through such anniversary date, each such date referred to herein as the Issue

Date. For the avoidance of doubt, a Named Executive shall only be entitled to have shares of Company Class A Common Stock underlying Performance Units issued to him if the applicable Performance Milestone is achieved based on the schedule set forth above and the Named Executive remains in the service of the Company through the applicable Issue Date.

Supplemental Retirement Programs

We do not have any non-qualified deferred compensation programs, pension plans or pre-tax supplemental executive retirement plans for our executive officers, except for Mr. Coburn. We established a non-qualified deferred compensation program for Mr. Coburn in order to provide him with the equivalent economic value of the retirement plan in which he participated while the Company was majority-owned by IMS Health. Accordingly, Mr. Coburn is entitled to an annual Company contribution to his non-qualified deferred compensation account equal to 6% of his base salary and earned annual performance bonus.

Broad-Based Programs

Our U.S.-based executive officers are eligible to participate in our broad-based medical, dental and vision insurance, life and accidental death insurance, and 401(k) savings plan, post-tax supplemental retirement plan and our employee stock purchase plan on the same basis as all other regular employees. Under the 401(k) savings plan, we match employee contributions at the rate of 50% for each dollar contributed during each pay period, up to the first 6% of eligible compensation contributed during each pay period. The matching contributions immediately vest. The 401(k) savings plan and other generally available benefit programs allow us to remain competitive for employee talent.

In addition, our U.S.-based executive officers who are subject to contribution restrictions under our 401(k) savings plan due to statutory limits that apply to highly-compensated employees are eligible to participate in The Cognizant Technology Solutions Supplemental Retirement Plan, referred to herein as the CSRP, on the same basis as all other regular U.S.-based employees. The CSRP is a non-qualified savings plan in which the employee’s contributions are made on a post-tax basis to an individually owned, portable and flexible retirement plan held with a life insurance company. The CSRP works alongside established qualified retirement plans such as our 401(k) savings plan or can be the basis for a long term stand-alone retirement savings plan. We provide a fully vested incentive match following the same formula as our 401(k) savings plan. Because the CSRP is not subject to the same IRS non-discrimination rules as our 401(k) savings plan, employees that face limitation on their 401(k) contributions due to these rules can avail themselves of the CSRP without foregoing the Company match. Although there is a limit in the amount of employer contributions, there is no limit to the amount an employee may contribute to the CSRP and it can be used in concert with other retirement strategies that may be available outside of our Company.

Our India-based executive officers are eligible to participate in our broad-based medical, dental and vision insurance, life and accidental death insurance, as well as in the India Provident Fund and India Gratuity Plan, which are statutory benefit programs, on the same basis as all other regular Indian-based employees. Under the India Provident Fund, we make a matching contribution equal to 12% of the employee’s “basic” salary, which is a component of the employee’s total salary. This contribution immediately vests. The India Gratuity Plan provides for a lump-sum payment, based on number of years of service, to an employee upon termination of employment from the Company.

We believe that the availability of the aforementioned broad-based benefit programs generally enhances employee morale and loyalty.

Perquisites

We seek to maintain an egalitarian culture in our facilities and operations. The Company’s philosophy is to provide a minimal amount of personal benefits perquisites to its executives and generally only when such benefits have a business purpose.

We incur expenses to ensure that our employees, including our executive officers, are accessible to us and our customers at all times and to promote our commitment to provide our employees and executives with the necessary resources and items of technology to allow them to operate “around the clock” in a “virtual office” environment. However, we do not view these expenses as executive perquisites because they are essential to the efficient performance of their duties and are comparable to the benefits provided to a broad-based group of our employees. In addition, if an immediate family member accompanies an executive to attend a business function at which such family member is generally expected to attend, the Company reimburses the executive for the related travel expenses. Each of the Named Executives receives a perquisite in the form of an annual physical exam.

Equity Grant Practices

The Compensation Committee or the Board of Directors approves the stock-based equity awards, such as stock options, restricted stock units and performance-based stock units, at its regularly scheduled meetings or by written consent. These awards approved during a regularly scheduled meeting become effective on the date of the meeting or as of a future date, as specified by the Compensation Committee or the Board of Directors in its approval. These awards approved by unanimous written consent become effective as of the date the Company is in receipt of all signed consents or as of a future date, as specified by the Compensation Committee or the Board of Directors in the written consent. In addition, our Board of Directors has authorized an executive committee of Company management, comprised of Messrs. Narayanan, D’Souza and Coburn to grant stock-based equity awards to newly hired and existing employees. Stock options granted by the executive committee of Company management shall be granted in accordance with the Company’s policy governing the issuance of stock options which is detailed below. The grant of restricted stock units and performance-based stock units are not covered by the policy governing the issuance of stock options.

The Compensation Committee and the Board of Directors do not engage in any market timing of the stock-based equity awards made to the executive officers or other award recipients. There is no established practice of timing our awards in advance of the release of favorable financial results or adjusting the award date in connection with the release of unfavorable financial developments affecting our business. It is our intent that all stock option grants, whether made by the Compensation Committee or a committee of our executive officers to whom the Board delegates authority to make option grants in accordance with the policy (the “Executive Committee”), have an exercise price per share equal to the fair market value of our Class A Common Stock based on the closing market price per share on the grant date.

The Company has a written policy governing the grant of stock options. The policy applies equally to grants of stock options to executives and other employees. The policy provides, among other things, that:

•

Stock option grants may be made by the Executive Committee, the Board of Directors or the Compensation Committee, provided the Executive Committee shall not grant options to any of its members or to any employee subject to Section 16 reporting as defined by the SEC that are not members of the Executive Committee;

•

The exercise price of each stock option shall not be less than 100 percent of the fair market value of our Class A Common Stock on the date of grant based on the closing market price per share on such date;

•

Stock options granted by the Executive Committee must be within the guidelines set forth in the policy and may only be granted on the fourteenth (14th) day of a calendar month or, if the fourteenth (14th) day is a day that the Class A Common Stock is not publicly traded, then on the last preceding trading date. The grants are reported to the Board at its next regularly scheduled meeting;

•

Except for grants to non-employee members of the Board (which shall only be issued with a grant date coincident with the date of the Company’s Annual Meeting of Stockholders or, with respect to the initial grant made to a non-employee Board member who is first elected or appointed to the Board other than at the Annual Meeting, the date of his or her initial election or appointment to the Board), no stock options shall be granted on a date that falls within one of the Company’s earnings black-out periods (period beginning fifteen days prior to the end of each fiscal quarter (i.e., March 31, June 30, September 30 and December 31) and ending with and including the second full trading day following the quarterly announcement of the earnings of the Company for such quarter);

•

No stock options shall be granted by the Executive Committee to one individual that collectively exceed 10,000 shares (subject to certain adjustments provided for under the policy) during any rolling twelve month period without approval by the Board or the Compensation Committee;

•

No stock option grant by the Executive Committee shall have a term in excess of ten years; a vesting schedule other than twenty-five (25) percent per year over a four-year period measured from the grant date; or contain terms other than those specified in the applicable plan document; and

•

All option grants to employees subject to Section 16 reporting as defined by the SEC shall be made by the Compensation Committee comprised solely of two or more “outside directors” as determined under Internal Revenue Code Section 162(m) and the applicable Treasury Regulations (or by the Board so long as (i) any member of the Board that does not so qualify as such an outside director recuses himself or herself, and (ii) any such grant is made by two or more members of the Board who do qualify as such outside directors).

Ongoing and Post-Employment Compensation

The Company recognizes that a change of control can create uncertainty for its employees that may result in loss or distraction of executives during a critical period. As a result, we have entered into a Severance and Noncompetition Agreement (collectively, the “Severance and Noncompetition Agreements”) with each of the Named Executives under which certain payments and benefits would be provided should the executive officer’s employment terminate under certain circumstances, including in connection with a change in control. Under these agreements, other than in the case of a termination for cause, the Named Executive will receive his then-current base salary for the one-year period commencing on the effective date of such termination and a bonus payment in an amount equal to the actual bonus which would have been earned for the year in which the termination occurs (based on the level of achievement of the applicable performance criteria), payable, in each case, in the same amounts and at the same time intervals as the base salary and bonus would otherwise have been paid prior to such termination. In addition, such agreements provide that all options held by the Named Executive will vest in full immediately upon a change of control. Pursuant to such agreements, each Named Executive has agreed not to engage in any competitive business in any capacity for one year following termination of employment and not to solicit any of our employees to leave our employ within the one-year period following termination of employment. Our executive officers are also bound by confidentiality covenants that protect our confidential information and business. We believe that the Severance and Noncompetition Agreements continue to achieve two important goals crucial to our long-term financial success, namely, the long-term retention of our senior executives and their commitment to the attainment of our strategic objectives. These agreements will allow our participating executive officers to continue to focus their attention on our business operations and strategic plans without undue concern over their own financial situations during periods when substantial disruptions and distractions might otherwise prevail. We believe that these severance packages are also fair and reasonable in light of the years of service our executive officers have rendered us (average tenure of over 10 years), the level of dedication and commitment they have rendered us over that period, the contribution they have made to our growth and financial success and the value we expect to receive from retaining their services, including during challenging transition periods following a change in control.

None of the Named Executives are entitled to any tax gross-up payments for the tax liability they incur with respect to such severance benefits, including the absence of any tax gross-up for any payment deemed to be parachute payment under Internal Revenue Code Section 280G.

The material terms of the Named Executive’s compensation are described below in the section of the proxy statement entitled “Potential Payments upon Termination or Change in Control” starting on page 57.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1.0 million paid to certain of the corporation’s executive officers, to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee believes it is important to maintain incentive compensation at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be “qualified performance-based compensation”, and therefore subject to the $1.0 million limitation on deductible compensation under Section 162(m). Accordingly, the Compensation Committee may provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonus programs tied to the Company’s financial performance or equity awards other than in the form of stock options, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. In establishing such cash and equity incentive compensation programs for the Company’s executive officers, the Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor.

* * * * *

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, the Exchange Act, except to the extent that Cognizant Technology Solutions Corporation specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

The Compensation Committee is responsible for evaluating and approving the compensation for the executive officers. Management has primary responsibility for our Company’s financial statements and reporting process, including the disclosure of executive compensation. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly represents the objectives and actions of the Compensation Committee. The Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

By the Compensation Committee of the Board of

Directors of Cognizant Technology Solutions Corporation

John N. Fox, Jr.

Robert W. Howe

John E. Klein

Robert E. Weissman

EXECUTIVE COMPENSATION TABLES

2011 Summary Compensation Table

The following 2011 Summary Compensation Table provides certain summary information concerning the compensation earned for services rendered in all capacities to us and our subsidiaries for the year ended December 31, 2011 by our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers whose total compensation for the 2011 year was in excess of $100,000 and who were serving as executive officers at the end of the 2011 fiscal year (collectively, the “Named Executives”). No other executive officers who would have otherwise been includable in such table on the basis of total compensation for the 2011 fiscal year have been excluded by reason of their termination of employment or change in executive status during that year.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards(1) (2) ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation(3) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)		All Other Compensation ($) (i)		Total ($) (j)
Francisco D’Souza	2011	$566,500	$—	$10,285,710	$—	$908,248	$—		$1,500	(6)	$11,761,958
President and Chief Executive Officer	2010	$539,100	$—	$9,824,976	$—	$816,968	$—		$1,500	(6)	$11,182,544
	2009	$518,400	$—	$4,514,000	$—	$590,216	$—		$1,500	(6)	$5,624,116

Gordon J. Coburn	2011	$510,000	$—	$4,819,405	$—	$817,664	$—	(4)	$87,010	(7)	$6,234,079
Chief Financial and Operating Officer and Treasurer	2010	$485,200	$—	$4,600,584	$—	$735,286	$72,951	(4)	$80,579	(7)	$5,974,600
	2009	$466,560	$—	$2,527,840	$—	$531,195	$103,122	(4)	$67,215	(7)	$3,695,932

Ramakrishnan Chandrasekaran	2011	$173,279	$—	$3,266,845	$—	$283,777	$—	(5)	$3,721	(8)	$3,727,622
President and Managing Director, Global Delivery	2010	$164,714	$—	$3,119,040	$—	$255,350	$4,136	(5)	$3,786	(8)	$3,547,026
	2009	$158,418	$—	$1,805,600	$—	$184,443	$4,220	(5)	$3,582	(8)	$2,156,263

Rajeev Mehta	2011	$406,500	$—	$4,075,470	$—	$651,726	$—		$1,500	(6)	$5,135,196
Chief Operating Officer, Global Client Services	2010	$386,900	$—	$3,898,800	$—	$586,319	$—		$1,500	(6)	$4,873,519
	2009	$372,000	$—	$2,257,000	$—	$423,535	$—		$1,500	(6)	$3,054,035

Steven Schwartz	2011	$371,500	$—	$976,819	$—	$595,612	$—		$1,500	(6)	$1,945,431
Senior Vice President and General Counsel	2010	$353,600	$—	$935,712	$—	$535,856	$—		$1,500	(6)	$1,826,668
	2009	$340,000	$—	$902,800	$—	$304,151	$—		$1,500	(6)	$1,548,451

(1)	Represents the aggregate grant date fair value, computed in accordance with U.S. GAAP authoritative literature guidelines, with respect to the share-based awards granted in each respective year. The reported dollar amounts do not take into account any estimated forfeitures related to service-based vesting conditions. A description of the terms of the restricted stock units and performance-based stock units granted during 2011 is disclosed under “Compensation Discussion and Analysis—Long-Term Incentives—Stock-Based Awards” on page 44 of this proxy statement.
(2)	For performance-based stock units granted in 2011, if the maximum level of performance is achieved, the grant date fair value will be approximately $12,343,000 for Mr. D’Souza, $5,783,000 for Mr. Coburn, $3,920,000 for Mr. Chandrasekaran, $4,891,000 for Mr. Mehta and $1,172,000 for Mr. Schwartz. None of the Named Executives forfeited any option awards during the 2011, 2010, or 2009 fiscal years. For information regarding assumptions underlying the valuation of stock-based awards, see Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.
(3)	Amounts shown in this column represent cash incentive bonuses earned for each respective fiscal year and paid in the first quarter of the following year under our officer annual non-equity incentive bonus program.
(4)

Amount represents investment earnings or losses on Mr. Coburn’s nonqualified deferred compensation account. The earnings or losses correspond to the actual market earnings on a select group of investment funds utilized to track the notional investment return on the account balance for the respective fiscal year. The Company has not made any determination as to which portion of such earnings may be considered above market for purposes of column (h) of this table and has elected to report the entire amount of such earnings or losses. Mr. Coburn’s nonqualified deferred compensation account incurred investment losses, rather than earnings, in 2011 in an amount equal to $9,453, as reflected in the 2011 Non-Qualified Deferred Compensation Table on page 60 of this proxy statement.
(5)	Amount represents the change in the value during the respective year of the post-employment benefit payable under the India Gratuity Plan to Mr. Chandrasekaran. The exchange rates used to determine this benefit obligation were 53.01, 44.70 and 46.40 Indian rupees to the U.S. dollar as of December 31, 2011, 2010 and 2009, respectively. Mr. Chandrasekaran’s benefit under the India Gratuity Plan declined by $4,504 during 2011 as a result of the effect of currency fluctuations as reflected in the 2011 Pension Benefits Table on page 60 of this proxy statement.
(6)	Represents a 401(k) savings plan matching contribution.
(7)	For 2011, includes a 401(k) savings plan matching contribution in the amount of $1,500, a Cognizant Supplemental Retirement Plan, or CSRP, matching contribution in the amount of $5,850 and a contribution in the amount of $79,660, which the Company is required to make to a non-qualified deferred compensation account. For 2010, includes a 401(k) savings plan matching contribution in the amount of $1,500, a CSRP matching contribution in the amount of $5,850 and a contribution in the amount of $73,229, which the Company is required to make to a non-qualified deferred compensation account. For 2009, includes a 401(k) savings plan matching contribution in the amount of $1,500, a CSRP matching contribution in the amount of $5,850 and a contribution in the amount of $59,865, which the Company is required to make to a non-qualified deferred compensation account.
(8)	Represents an India Provident Fund matching contribution.

2011 Grants of Plan-Based Awards Table

The following table provides certain summary information concerning each grant of an award made to a Named Executive in the 2011 fiscal year under a compensation plan.

		Potential Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#) (i)	All Other Option Awards: Number of Securities Under- lying Options (#) (j)	Exercise or Base Price of Option Awards ($/SH) (k)	Grant Date Fair Value of Equity Awards(4) ($) (l)
Name (a)	Grant Date (b)	Thres- hold ($) (c)	Target ($) (d)	Maximum ($) (e)	Thres- hold (#) (f)	Target (#) (g)	Maximum (#) (h)
Francisco D’Souza	2/23/11 11/28/11 11/28/11	$240,763 — —	$481,525 — —	$963,050 — —	— 47,700 —	— 95,400 —	— 190,800 —	— — 63,600	— — —	$ — $ — $ —	$ — $6,171,426 $4,114,284
Gordon J. Coburn	2/23/11 11/28/11 11/28/11	$216,750 — —	$433,500 — —	$867,000 — —	— 22,350 —	— 44,700 —	— 89,400 —	— — 29,800	— — —	$ — $ — $ —	$ — $2,891,643 $1,927,762
Ramakrishnan Chandrasekaran	2/23/11 11/28/11 11/28/11	$75,225 — —	$150,450 — —	$300,900 — —	— 15,150 —	— 30,300 —	— 60,600 —	— — 20,200	— — —	$ — $ — $ —	$ — $1,960,107 $1,306,738
Rajeev Mehta	2/23/11 11/28/11 11/28/11	$172,763 — —	$345,525 — —	$691,050 — —	— 18,900 —	— 37,800 —	— 75,600 —	— — 25,200	— — —	$ — $ — $ —	$ — $2,445,282 $1,630,188
Steven Schwartz	2/23/11 11/28/11 11/28/11	$157,888 — —	$315,775 — —	$631,550 — —	— 4,530 —	— 9,060 —	— 18,120 —	— — 6,040	— — —	$ — $ — $ —	$ — $586,091 $390,728

(1)	Represents the range of performance bonuses that can be earned by the Named Executive if the minimum threshold, target and maximum performance targets are achieved. The bonus is prorated if performance levels are achieved between the threshold and target levels or between the target and maximum levels. Performance below the minimum threshold results in no bonus payout to the Named Executive. The methodology and performance criteria applied in determining these potential bonus amounts are discussed under “Compensation Discussion and Analysis—Annual Non-Equity Incentive” on page 43 of this proxy statement. The actual cash bonus paid to each Named Executive for his 2011 performance is reported as Non-Equity Incentive Plan Compensation above in the 2011 Summary Compensation Table. In each case, the Named Executive received a bonus in excess of his threshold amount based on 2011 performance.
(2)	A description of the terms of the performance-based stock units is disclosed under “Compensation Discussion and Analysis—Long-Term Incentives—Stock-Based Awards” on page 44 of this proxy statement.
(3)	A description of the terms of the restricted stock units is disclosed under “Compensation Discussion and Analysis—Long-Term Incentives—Stock-Based Awards” on page 44 of this proxy statement.
(4)	Represents the grant date fair value computed in accordance with U.S. GAAP authoritative literature guidelines related to restricted stock units and performance-based stock units. For information regarding assumptions underlying the valuation of stock-based awards, see Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End 2011 Table

The following table provides certain summary information concerning outstanding equity awards held by the Named Executives as of December 31, 2011.

	Option Awards(1)					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexer- cisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(2) (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($) (j)
Francisco D’Souza	242,280	—	—	$5.06	02/04/13	—		—	—		—
	250,000	—	—	$33.71	08/06/16	—		—	—		—
	180,000	60,000	—	$18.21	12/08/18	—		—	—		—
	—	—	—	—	—	16,667	(2)	$1,071,855	—		—
	—	—	—	—	—	60,000	(4)	$3,858,600	—		—
	—	—	—	—	—	40,320	(2)	$2,592,979	—		—
	—	—	—	—	—	170,511	(5)	$10,965,562	—		—
	—	—	—	—	—	63,600	(2)	$4,090,116	—		—
	—	—	—	—	—	—		—	95,400	(6)	$6,135,174

Gordon J. Coburn	160,000	—	—	$33.71	08/06/16	—		—	—		—
	32,500	32,500	—	$18.21	12/08/18	—		—	—		—
	—	—	—	—	—	9,334	(2)	$600,270	—		—
	—	—	—	—	—	33,600	(4)	$2,160,816	—		—
	—	—	—	—	—	18,880	(2)	$1,214,173	—		—
	—	—	—	—	—	79,842	(5)	$5,134,639	—		—
	—	—	—	—	—	29,800	(2)	$1,916,438	—		—
	—	—	—	—	—	—		—	44,700	(6)	$2,874,657

Ramakrishnan Chandrasekaran	34,000	—	—	$2.88	02/03/12	—		—	—		—
	30,000	—	—	$11.44	03/03/14	—		—	—		—
	50,000	—	—	$33.71	08/06/16	—		—	—		—
	66,000	22,000	—	$18.21	12/08/18	—		—	—		—
	—	—	—	—	—	6,667	(2)	$428,755	—		—
	—	—	—	—	—	24,000	(4)	$1,543,440	—		—
	—	—	—	—	—	12,800	(2)	$823,168	—		—
	—	—	—	—	—	54,130	(5)	$3,481,100	—		—
	—	—	—	—	—	20,200	(2)	$1,299,062	—		—
	—	—	—	—	—	—		—	30,300	(6)	$1,948,593

Rajeev Mehta	120,000	—	—	$40.33	12/13/16	—		—	—		—
	82,500	27,500	—	$18.21	12/08/18	—		—	—		—
	—	—	—	—	—	8,334	(2)	$535,960	—		—
	—	—	—	—	—	30,000	(4)	$1,929,300	—		—
	—	—	—	—	—	16,000	(2)	$1,028,960	—		—
	—	—	—	—	—	67,663	(5)	$4,351,408	—		—
	—	—	—	—	—	25,200	(2)	$1,620,612	—		—
	—	—	—	—	—	—		—	37,800	(6)	$2,430,918

Steven Schwartz	10,000	10,000	—	$18.21	12/08/18	—		—	—		—
	—	—	—	—	—	3,334	(2)	$214,410	—		—
	—	—	—	—	—	12,000	(4)	$771,720	—		—
	—	—	—	—	—	3,840	(2)	$246,950	—		—
	—	—	—	—	—	16,239	(5)	$1,044,330	—		—
	—	—	—	—	—	6,040	(2)	$388,432	—		—
	—	—	—	—	—	—		—	9,060	(6)	$582,649

(1)	Each stock option grant included in this table has a term of 10 years measured from the grant date and vests ratably, 25% per year, during the first four years of service with the Company measured from such grant date. Each unvested option will vest in full on an accelerated basis upon certain changes in control of the Company.

(2)	Awards shown are time-based restricted stock units that were granted on December 1, 2009, November 30, 2010 and November 28, 2011 and vest on specified dates if the individual is then employed by the Company:

•

Mr. D’Souza: Approximately 4,167 shares are scheduled to vest on March 1, 2012, June 1, 2012, September 1, 2012 and December 1, 2012; approximately 5,040 are scheduled to vest on each February 29, May 30, August 30 and November 30 of each 2012 and 2013; approximately 5,300 shares are scheduled to vest on each February 28, May 28, August 28 and November 28 of each 2012, 2013 and 2014.

•

Mr. Coburn: Approximately 2,333 shares are scheduled to vest on March 1, 2012, June 1, 2012, September 1, 2012 and December 1, 2012; approximately 2,360 are scheduled to vest on each February 29, May 30, August 30 and November 30 of each 2012 and 2013; approximately 2,483 shares are scheduled to vest on each February 28, May 28, August 28 and November 28 of each 2012, 2013 and 2014.

•

Mr. Chandrasekaran: Approximately 1,667 shares are scheduled to vest on March 1, 2012, June 1, 2012, September 1, 2012 and December 1, 2012; approximately 1,600 are scheduled to vest on each February 29, May 30, August 30 and November 30 of each 2012 and 2013; approximately 1,683 shares are scheduled to vest on each February 28, May 28, August 28 and November 28 of each 2012, 2013 and 2014.

•

Mr. Mehta: Approximately 2,083 shares are scheduled to vest on March 1, 2012, June 1, 2012, September 1, 2012 and December 1, 2012; approximately 2,000 are scheduled to vest on each February 29, May 30, August 30 and November 30 of each 2012 and 2013; approximately 2,100 shares are scheduled to vest on each February 28, May 28, August 28 and November 28 of each 2012, 2013 and 2014.

•

Mr. Schwartz: Approximately 833 shares are scheduled to vest on March 1, 2012, June 1, 2012, September 1, 2012 and December 1, 2012; approximately 480 are scheduled to vest on each February 29, May 30, August 30 and November 30 of each 2012 and 2013; approximately 503 shares are scheduled to vest on each February 28, May 28, August 28 and November 28 of each 2012, 2013 and 2014.

(3)	Market value was determined based on a closing price of a share of our Class A Common Stock of $64.31 as of December 31, 2011.
(4)	For awards granted in 2009, the performance-based units target levels for 2010 were achieved at 180% based on the performance measures set forth below and continued employment through each of the vesting dates.

Measurement Date	Number of Shares	Calendar Year Revenue in ‘000
December 31, 2010	180% of Award Outstanding	$4,070,000
	150% of Award Outstanding	$3,989,000
	100% of Award Outstanding	$3,826,000
	50% of Award Outstanding	$3,663,000
	0	Less than $3,663,000

•	1/3rd of the award vested on June 1, 2011 and the remaining 2/3 rds of the award will vest on December 1, 2012 provided the Named Executive is employed by the Company.

(5)	For awards granted in 2010, the performance-based units target levels for 2011 were achieved at approximately 188% based on the performance measures set forth below and continued employment through each of the vesting dates.

Measurement Date	Number of Shares	Calendar Year Revenue in ‘000
December 31, 2011	200% of Award Outstanding	$6,142,500
	100% of Award Outstanding	$5,687,500
	50% of Award Outstanding	$5,460,000
	0	less than $5,460,000

•

1/3rd of the award will vest on May 30, 2012 provided the Named Executive is employed by the Company and the remaining 2/3rds of the award will vest on November 30, 2013 provided the Named Executive is employed by the Company.

(6)	For awards granted in 2011, the performance-based units target levels will vest upon the achievement of the performance measures set forth below and continued employment through each of the vesting dates.

Measurement Date	Number of Shares	Calendar Year Revenue in ‘000
December 31, 2012	200% of Award Outstanding	$8,087,500
	100% of Award Outstanding	$7,525,000
	50% of Award Outstanding	$7,243,000
	0	less than $7,243,000

•

Upon achieving performance criteria, 1/3rd of the award will vest on May 28, 2013 provided the Named Executive is employed by the Company and the remaining 2/3rds of the award will vest on November 28, 2014 provided the Named Executive is employed by the Company.

2011 Option Exercises and Stock Vested Table

The following Option Exercises and Stock Vested table provides additional information about the value realized by the Named Executives on option award exercises and stock award vesting during the year ended December 31, 2011.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#)(1) (d)	Value Realized on Vesting ($) (e)
Francisco D’Souza	—	$—	146,355	$10,473,578
Gordon J. Coburn	22,500	$1,342,071	87,969	$6,297,592
Ramakrishnan Chandrasekaran	56,000	$3,747,051	61,534	$4,416,393
Rajeev Mehta	—	$—	76,916	$5,504,920
Steven Schwartz	25,000	$901,055	32,820	$2,346,948

(1)	The number of shares shown in the table reflects the gross number of shares received by each Named Executive upon vesting of the stock awards. The Company reduced the number of shares issued to each Named Executive by automatically withholding a number of shares with a fair market value as of the issuance date sufficient to satisfy required tax withholdings. Each Named Executive actually received the following net number of shares of company stock following such share withholding: Mr. D’Souza, 80,011; Mr. Coburn, 48,656; Mr. Chandrasekaran, 42,513; Mr. Mehta, 50,193; and Mr. Schwartz, 18,719.

Potential Payments upon Termination or Change in Control

No Named Executive has an employment agreement that provides a specific term of employment. Accordingly, the employment of each Named Executive may be terminated at any time at the discretion of our Board of Directors.

We have entered into a Severance and Noncompetition Agreement with each of the Named Executives, which provide certain benefits upon the termination of their employment under certain prescribed circumstances. In addition, we entered into a stock option agreement pursuant to the 1999 Incentive Plan with Mr. D’Souza (the “Stock Option Agreement”), that also provides certain benefits upon the termination of his employment under certain prescribed circumstances. In December 2008, we entered into amendments to the Severance and Noncompetition Agreements with each of the Named Executives, which modified the Severance and Noncompetition Agreements to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder. Those agreements are summarized as follows:

Severance and Noncompetition Agreements with Francisco D’Souza, Gordon Coburn, Rajeev Mehta, Ramakrishnan Chandrasekaran and Steven Schwartz. Under the Severance and Noncompetition Agreement, if we terminate a Named Executive’s employment without cause (a “qualifying termination”), we will pay such individual his then-current base salary for the one-year period commencing on the effective date of such termination and a bonus payment in an amount equal to the actual bonus which would have been earned for the year in which the termination occurs, payable, in each case, in the same amounts and at the same time intervals as the base salary and bonus would otherwise have been paid in the absence of such termination.

Under the Severance and Noncompetition Agreement, “cause” is generally defined to include: (i) willful malfeasance or willful misconduct by the Named Executive in connection with his employment, (ii) continuing failure to perform such duties as are requested by the Board of Directors, (iii) failure by the Named Executive to observe material policies of the Company applicable to him or (iv) the commission by the employee of (x) any felony or (y) any misdemeanor involving moral turpitude.

The Severance and Noncompetition Agreement also provides that in the event of a change in control, all of the Named Executive’s options to purchase Class A Common Stock of the Company then held by him will immediately vest in full without regard to the vesting provisions thereof and will immediately be exercisable for the full number of shares of Class A Common Stock subject to such options.

Pursuant to the Severance and Noncompetition Agreement, a “change in control” is generally defined as one of the following: (i) any person (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) any subsidiaries of the Company, or (D) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then-outstanding securities; (ii) during any period of 24 months, individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a person who has entered into an agreement with the Company to effect a certain transactions, (B) a director nominated by any person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest), which if consummated would constitute a change in control or (C) a director nominated by any person who is the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s securities) whose election by the Board or nomination for election by the Company’s stockholders is or was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; (iii) the stockholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66  2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) after which no person holds 35% or more of the combined voting power of the then-outstanding securities of the Company or such surviving entity; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Stock Option Agreement with Francisco D’Souza for grants issued in 2003. Except to the extent provided in any employment agreement or severance agreement between the Named Executive and the Company, the provisions of the Stock Option Agreement will apply to such individual’s stock options upon a termination of his employment with the Company. Under the Stock Option Agreement for grants issued to Mr. D’Souza in 2003, if we terminate his employment for cause, all his options that are vested and exercisable may be exercised in whole or in part at any time prior to the earlier of the expiration date and the date 90 days after the termination date. The definition of “cause” under such Stock Option Agreement is substantially the same as the definition described above for the Severance and Noncompetition Agreement. Under the Stock Option Agreement, the “expiration date” is ten years after the grant date.

If Mr. D’Souza’s employment is terminated by reason of death or disability, all his options already vested will be exercisable in whole or in part at any time prior to the earlier of the expiration date and the date one year after the termination date. The Stock Option Agreement with Mr. D’Souza defined “disability” as the inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment, which constitutes a permanent and total disability, as defined in Section 22(e) (3) of the Internal Revenue Code of 1986, as amended (or any successor section thereto).

If Mr. D’Souza’s employment is terminated due to retirement, all options will be exercisable in whole or in part at any time prior to the earlier of the expiration date and the date three years after the employment termination date. The Stock Option Agreement with Mr. D’Souza defined “retirement” as such individual’s termination after reaching 55 years of age.

If Mr. D’Souza’s employment is terminated for any reason other than for cause, death, disability or retirement, then all his options that are unvested will be cancelled and options that are vested and exercisable may be exercised in whole or in part at any time prior to the earlier of the expiration date and the date 12 months after the termination date.

Calculation of Potential Payments upon Termination or Change in Control

The following table shows potential payments to our Named Executives under their existing employment agreements for various scenarios involving a change in control or termination of employment of each of our Named Executives, assuming a December 31, 2011 termination date and, where applicable, using the closing price of our Class A Common Stock of $64.31 (as reported on the NASDAQ Stock Market as of December 31, 2011).

Name	Trigger	Salary and Bonus	Value of Option Acceleration	Total Value
Francisco D’Souza	Qualifying Termination(1)	$1,048,025	—	$1,048,025
	Change in Control(2)	—	$2,766,000	$2,766,000
	Death or Disability	—	—	—
	Retirement	—	—	—
	Termination for Other Reasons	—	—	—

Gordon J. Coburn	Qualifying Termination(1)	$943,500	—	$943,500
	Change in Control(2)	—	$1,498,250	$1,498,250
	Death or Disability	—	—	—
	Retirement	—	—	—
	Termination for Other Reasons	—	—	—

Ramakrishnan Chandrasekaran	Qualifying Termination(1)	$327,450	—	$327,450
	Change in Control(2)	—	$1,014,200	$1,014,200
	Death or Disability	—	—	—
	Retirement	—	—	—
	Termination for Other Reasons	—	—	—

Rajeev Mehta	Qualifying Termination(1)	$752,025	—	$752,025
	Change in Control(2)	—	$1,267,750	$1,267,750
	Death or Disability	—	—	—
	Retirement	—	—	—
	Termination for Other Reasons	—	—	—

Steven Schwartz	Qualifying Termination(1)	$687,275	—	$687,275
	Change in Control(2)	—	$461,000	$461,000
	Death or Disability	—	—	—
	Retirement	—	—	—
	Termination for Other Reasons	—	—	—

While we believe that the amounts shown above and the assumptions upon which they are based provide reasonable estimates of the amounts that would have been due to the Named Executives in the event that any of the circumstances described above had occurred on December 31, 2011, the actual amounts due to the Named Executives upon a triggering event will depend upon the actual circumstances and the then applicable provisions of the Severance and Noncompetition Agreements, Stock Option Agreement, the 1999 Incentive Plan and the 2009 Incentive Plan.

(1)	A Qualifying Termination is a termination of the Named Executive’s employment by the Company without cause. Represents one year’s additional salary based on the salary earned by such Named Executive in 2011 and bonus payout at 100% of the 2011 target.
(2)	Represents the aggregate intrinsic value of the accelerated vesting of the Named Executive’s unvested stock options. The amounts shown are based solely on the intrinsic value of the accelerated stock options in connection with a change in control without a qualifying termination or termination upon death or disability. Intrinsic value is calculated by multiplying (i) the amount by which the fair market value of our Class A Common Stock on December 31, 2011 of $64.31 exceeds the applicable exercise price by (ii) the assumed number of number of option shares vesting on an accelerated basis on December 31, 2011.

In addition to the foregoing amounts indicated in the above table, Mr. Chandrasekaran will be entitled to the post-employment lump sum payment provided under the Indian Gratuity Plan, as described in the section below entitled “2011 Pension Benefits Table.” Mr. Coburn will also be entitled to the balance of his non-qualified deferred compensation account, as described in the section below entitled “2011 Non-Qualified Deferred Compensation Table”, which appears on page 60 of this proxy statement.

2011 Pension Benefits Table

The following table sets forth, for the India Gratuity Plan, the number of years of service credited to the Named Executive under the plan, the value of the benefit payable to the Named Executive if his employment was terminated as of December 31, 2011, and the dollar amount of any payments and benefits paid to the Named Executive during our last completed fiscal year.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (f)
Francisco D’Souza	N/A	—	—	—
Gordon J. Coburn	N/A	—	—	—
Ramakrishnan Chandrasekaran	India Gratuity Plan	17.10	$38,664	—
Rajeev Mehta	N/A	—	—	—
Steven Schwartz	N/A	—	—	—

Under the India Gratuity Plan, Mr. Chandrasekaran will become entitled to a lump sum payment upon his termination of employment with the Company. The actual dollar amount of such payment will be determined by multiplying the number of years of service with the Company by a defined percentage of the Named Executive’s final monthly rate of salary.

2011 Non-Qualified Deferred Compensation Table

The following table sets forth information with respect to the non-qualified deferred compensation arrangements in effect during 2011 for the Named Executives.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)		Aggregate Earnings in Last FY ($) (d)		Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Francisco D’Souza	—	—		—		—	—
Gordon J. Coburn	—	$79,660	(1)	$(9,453	)(2)	—	$549,912	(3)
Ramakrishnan Chandrasekaran	—	—		—		—	—
Rajeev Mehta	—	—		—		—	—
Steven Schwartz	—	—		—		—	—

(1)	This amount is included in the “All Other Compensation” column of the 2011 Summary Compensation Table on page 51 of this proxy statement.

(2)	Because this amount is negative, no corresponding amount is included in “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2011 Summary Compensation Table on page 51 of this proxy statement. The amount corresponds to the actual market earnings on a select group of investment funds utilized to track the notional investment return of the account balance for the 2011 fiscal year. The investment funds so utilized and actual 2011 earnings attributable to each fund were as follows:

Investment Fund	Earnings Attributable to such Fund
Mass Mutual Select Focused Value	$(5,324)
Mass Mutual Select Mid Cap Growth Equity II A	(4,129)

Total	$(9,453)

(3)	Includes the amounts reported in columns (c) and (d) of this table plus such amounts previously reported in the Company’s Summary Compensation Table in previous years if such compensation was required to be disclosed.

The Company has established this non-qualified deferred compensation arrangement for Mr. Coburn to serve as the economic equivalent of the retirement plan in which he participated while the Company was majority owned by IMS Health. Pursuant to such arrangement, the Company will credit Mr. Coburn’s deferred compensation account with an annual contribution in a dollar amount equal to 6% of his base salary and earned bonus for the year. Mr. Coburn can select from the 16 investment funds sponsored by Mass Mutual available to the plan to serve as the measures of the investment return on his account for each year. Mr. Coburn may change his investment elections up to six times per year. The account balance will become due and payable upon the occurrence of any of the following distributable events: (i) retirement at 55 years of age—payable six months following retirement in either a lump sum or 10 annual installments as elected by Mr. Coburn per plan provisions; (ii) termination of employment—payable in a lump sum six months following termination of employment; (iii) death or disability—immediate lump sum payment; and (iv) unforeseen emergency, as defined by IRC 409A—payable in a lump sum.

Equity Compensation Plan Information

The following table provides information as of December 31, 2011 with respect to the shares of our Class A Common Stock that may be issued under our existing equity compensation plans. We previously had four equity compensation plans, each of which was approved by our stockholders: (1) Amended and Restated 1999 Incentive Compensation Plan, which we refer to as the 1999 Incentive Plan; (2) Amended and Restated Non-Employee Directors’ Stock Option Plan, which we refer to as the Director Plan; (3) Amended and Restated Key Employees’ Stock Option Plan; which we refer to as the Key Employees’ Stock Option Plan, and (4) Amended and Restated 2004 Employee Stock Purchase Plan, which we refer to as the 2004 Employee Stock Purchase Plan. The 1999 Incentive Plan, the Director Plan and the Key Employees’ Stock Option Plan were succeeded by the Cognizant Technology Solutions Corporation 2009 Incentive Compensation Plan, which we refer to as the 2009 Incentive Plan, which was approved by our stockholders. Awards granted under the previous plans are still valid, however no additional awards may be granted from these previous plans. For additional information on our equity compensation plans, please see Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans that have been approved by security holders—stock options(1)	10,498,661	(2)	$23.06	19,797,812	(3)
Equity compensation plans that have been approved by security holders—performance stock units(4)	1,828,928		N/A	—
Equity compensation plans that have been approved by security holders—restricted stock units(5)	2,160,591		N/A	—
Equity compensation plans not approved by security holders	—		N/A	—

Total	14,488,180			19,797,812

(1)	Consists of the 1999 Incentive Plan, the Director Plan, the Key Employees’ Stock Option Plan, the 2004 Employee Stock Purchase Plan and the 2009 Incentive Plan.
(2)	Excludes purchase rights outstanding under the 2004 Employee Stock Purchase Plan. Under such plan, employees may purchase whole shares of stock at a price per share equal to 90% of the lower of the fair market value per share on the first day of the purchase period or the fair market value per share on the last day of the purchase period.
(3)	Includes 16,902,502 shares of Class A common stock available for future issuance under the 2009 Incentive Plan and 2,895,310 shares of Class A Common Stock available for future issuance under the 2004 Employee Stock Purchase Plan.
(4)	Consists of 10,000 shares and 1,818,928 shares that are issuable to holders of performance stock units granted pursuant to the 1999 Incentive Plan and the 2009 Incentive Plan, respectively, upon the achievement of certain performance and vesting criteria.
(5)	Consists of 2,160,591 shares that are issuable to holders of restricted stock units granted pursuant to the 2009 Incentive Plan.

As of March 31, 2012, there were a total of 9,017,612 stock options, 1,814,890 performance stock units, and 1,960,428 restricted stock units outstanding and 15,871,801 shares of Class A Common Stock available for future issuances under our 2009 Incentive Plan. The weighted average exercise price and weighted average term of the stock options outstanding as of March 31, 2012, were $23.87 and 3.65 years, respectively. In addition, as of March 31, 2012, there were 304,422,711 shares of Class A Common Stock issued and outstanding and 2,616,114 shares of Class A Common Stock available for future issuances under our 2004 Employee Stock Purchase Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of Messrs. Fox, Howe, Klein and Weissman. No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries.

None of our executive officers serve as members of the board of directors or compensation committee of any entity which has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has furnished the following report:

To the Board of Directors of Cognizant Technology Solutions Corporation:

The Audit Committee of the Board of Directors is currently composed of four members and acts under a written charter first adopted and approved on May 17, 2000. The current Audit Committee charter is available in the “About Us” section of the “Company” page of the Company’s website located at www.cognizant.com. The members of the Audit Committee are independent Directors, as defined in its charter and the rules of the NASDAQ Stock Market LLC. The Audit Committee held nine meetings during 2011.

Management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The Company’s independent registered public accounting firm is responsible for performing an independent integrated audit of the Company’s annual financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee is responsible for providing independent, objective oversight of these processes.

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2011 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standard (SAS) 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. SAS 61 requires the Company’s independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•

the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of the Company’s independent registered public accounting firm regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Cognizant Technology Solutions Corporation. The Audit Committee also considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to the Company is compatible with maintaining such firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

By the Audit Committee of the Board of Directors of Cognizant Technology Solutions Corporation

Maureen Breakiron-Evans John E. Klein Thomas M. Wendel

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2011	2010
Audit Fees	$2,870,800	$2,346,900
Audit-Related Fees	180,400	118,400
Tax Fees	669,400	417,000
All Other Fees	152,000	3,900

Total Fees	$3,872,600	$2,886,200

For 2011, $3,453,100 of the total fees was billed as of December 31, 2011. For 2010, $2,274,451 of the total fees was billed as of December 31, 2010.

Audit Fees

Audit fees consist of fees for the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting under Section 404 of the Sarbanes Oxley Act, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to employee benefit audits, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees

Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original tax returns and value-added tax registrations, accounted for $127,800 of the total 2011 tax fees and $125,521 of the total 2010 tax fees. Tax advice and tax planning services relate to preparation of transfer pricing studies and consultations on various domestic and international tax matters.

All Other Fees

For 2011, the amount relates to immigration and human resource compliance advisory services and accounting research software fees. For 2010, the amount relates to accounting research software fees.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to Thomas M. Wendel the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee. During 2011 and 2010, no services were provided to us by PricewaterhouseCoopers LLP other than in accordance with the pre-approval policies and procedures described above.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2013 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666, in writing not later than December 20, 2012.

Stockholders intending to present a proposal at the 2013 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated By-laws. Our Amended and Restated By-laws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2013 Annual Meeting of Stockholders no earlier than February 5, 2013 and no later than March 7, 2013. The notice must contain the information required by the Amended and Restated By-laws, a copy of which is available upon request to our Secretary.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone and telegram by our Directors, officers and other employees who will not be specially compensated for these services. We have engaged Morrow & Co., LLC, 470 West Ave, Stamford, CT 06902, to assist us with the solicitation of proxies. We expect to pay Morrow & Co., LLC a fee of $6,000 plus reimbursement for out-of-pocket expenses for its services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this proxy statement relating to the occupations and security holdings of our Directors and officers is based upon information received from the individual Directors and officers.

If you have any questions regarding any of the matters contained in this proxy statement you may contact Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902. Morrow & Co., LLC may also be reached by telephone at 1-800-607-0088.

COGNIZANT’S ANNUAL REPORT ON FORM 10-K

A copy of Cognizant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 9, 2012 without charge upon written request addressed to:

Cognizant Technology Solutions Corporation

Attention: Secretary

Glenpointe Centre West

500 Frank W. Burr Blvd.

Teaneck, New Jersey 07666

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the year ended December 31, 2011 at www.cognizant.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THE ENCLOSED MATERIALS. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Steven Schwartz, Secretary

Teaneck, New Jersey

April 19, 2012

APPENDIX A

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

The undersigned, for purposes of amending the Restated Certificate of Incorporation, as amended (the “Certificate”) of Cognizant Technology Solutions Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Corporation is Cognizant Technology Solutions Corporation (the “Corporation”).

SECOND: The Certificate was filed with the Office of the Secretary of State of the State of Delaware on February 7, 2003 and was amended on May 26, 2004, June 13, 2006 and June 2, 2011.

THIRD: That Article IX of the Certificate is hereby amended to read, in its entirety, as follows:

“Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the corporation may be called only by (i) the Chief Executive Officer of the Corporation, (ii) the Board of Directors pursuant to a resolution approved by the Board of Directors or (iii) by the Secretary in accordance with Section 2 of the Corporation’s Amended and Restated By-laws, and special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice sent by the Secretary relating to such meeting.”

FOURTH: Except as expressly amended herein, all other provisions of the Certificate shall remain in full force and effect.

FIFTH: That the foregoing amendments were duly adopted by the Board of Directors and by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

* * * * * * *

A-1

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, does hereby execute this Certificate of Amendment to the Restated Certificate of Incorporation this [    ] day of June, 2012.

By:

Name: Francisco D’Souza

Title: Chief Executive Officer

A-2

APPENDIX B

AMENDED AND RESTATED BY-LAWS

OF

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

(AS AMENDED AND RESTATED ON JUNE [            ], 2012)

ARTICLE I

STOCKHOLDERS

SECTION 1. The annual meeting of the stockholders of the corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on the third Wednesday in April of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, within or without the State of Delaware, or at such time and place as may be designated from time to time by the Board of Directors.

SECTION 2. (A) Except as otherwise required by law and subject to the rights of any series of Preferred Stock, special meetings of stockholders of the corporation may be called only by (i) the Chief Executive Officer of the corporation, (ii) the Board of Directors pursuant to a resolution approved by the Board of Directors (each of (i) and (ii), a “Special Meeting Request”), or (iii) the Secretary upon the written request of stockholders having an aggregate “net long position” of not less than twenty-five percent (25%) (the “Requisite Percent”) of the outstanding shares of the corporation, which are entitled to vote at the meeting, prior to the Request Receipt Date (as defined in Section 2(B) of this Article I), and having held such “net long position” continuously for at least one year, as of the date of such request, subject to Section 2(B) of this Article I (a “Stockholder Requested Special Meeting”). “Net long position” shall be determined with respect to each requesting holder in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that (x) for purposes of such definition, in determining such holder’s “short position,” the reference in such Rule to “the date the tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the relevant Stockholder Special Meeting Request (as defined in Section 2(B) of this Article I) and the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the corporation’s Class A common stock on the NASDAQ Stock Market (or such other primary stock exchange on which the corporation’s Class A common stock then trades) on such date (or, if such date is not a trading day, the next succeeding trading day) and (y) the net long position of such holder shall be reduced by the number of shares as to which such holder does not, or will not, have the right to vote or direct the vote on the matter or matters brought at the Stockholder Requested Special Meeting or as to which such holder has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. Whether the requesting holders have complied with the requirements of this Section 2 and related provisions of the By-laws shall be determined in good faith by the Board of Directors, which determination shall be conclusive and binding on the corporation and the stockholders.

(B) In order for a Stockholder Requested Special Meeting to be called, one or more special meeting requests (each a “Stockholder Special Meeting Request,” and together, the “Stockholder Special Meeting Requests”) must be signed by the Requisite Percent of record holders (or their duly authorized agents) and must be delivered to the Secretary of the corporation. The Stockholder Special Meeting Request(s) shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation by registered mail, return receipt requested. The first date on which unrevoked valid Stockholder Special Meeting Request or Stockholder Special Meeting Requests made by holders of record having shares of Class A common stock representing in the aggregate not less than the Requisite Percent and delivered to the Secretary of the corporation in accordance with the provisions of the first two sentences of this Section 2(B) shall be the “Request Receipt Date.” Each Stockholder Special Meeting Request shall (i) set forth a statement of the specific purpose(s) of the meeting and the matters proposed to be acted on at it; (ii) bear the date of signature of each such stockholder (or duly authorized agent) signing the Stockholder Special Meeting Request; (iii) set forth (A) the name and address, as they appear in the corporation’s stock ledger, of each stockholder signing such request (or on whose behalf the Stockholder Special Meeting Request is signed), (B) the class, if applicable, and the number of shares of common stock of the corporation that are owned of record and beneficially by each such stockholder and (C) include documentary evidence of such stockholder’s record and beneficial ownership of such stock; (iv) include a detailed description of (A) any transaction in, or arrangement, agreement, understanding or relationship with respect to, any option, warrant, convertible or exchangeable security, stock appreciation right or right similar to any of the foregoing, hedging transactions or borrowed or loaned shares, with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the corporation, or similar instrument with a value derived in whole or in part from the value of a security of the corporation, in any such case whether or not it is subject to settlement in a security of the corporation or otherwise, (B) any transaction, arrangement, agreement, proxy, understanding or relationship which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the corporation, to receive or share in the receipt of dividends payable on any securities of the corporation separate or separable from the underlying shares, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the corporation or to increase or decrease the number of securities of the corporation which such person was, is or will be entitled to vote, in any case whether or not it is subject to settlement in a security of the corporation or otherwise, in each case under clauses (A) and (B) including, without limitation, any put or call arrangement, short position, borrowed shares or swap or similar arrangement and (C) any transaction, arrangement, agreement, understanding or relationship with respect to the borrowing or lending of securities of the corporation or any interest therein (in each case by, of or on behalf of such stockholder); (v) set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, (vi) contain the information required by Section 9 of this Article I, (vii) in the case of any nominations of persons for election to the Board at such Stockholder Requested Special Meeting, the information required by Section 9(B)(1) of this Article I for a stockholder notice of a nomination at an annual meeting, (viii) in the case of any business, other than the election of a director or directors, proposed to be conducted at such Stockholder Requested Special Meeting, the information required by Section 9 of this Article I for a stockholder notice of proposed business at an annual meeting, (ix) an agreement by the requesting stockholder(s) to notify the corporation immediately in the case of any disposition on or prior to the date of such Stockholder Requested Special Meeting of shares of common stock of the corporation held by such stockholder(s) and (x) an acknowledgement by the requesting stockholder(s) and the beneficial owner(s), if any, on whose behalf the Special Meeting Request is being made, that any reduction in the number of shares held by such stockholder(s) below the Requisite Percent following delivery of the Special Meeting Request shall be deemed a revocation of such Special Meeting Request. Any requesting stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary at the principal executive offices of the corporation, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the Requisite Percent, the Board of Directors, in its discretion, may cancel the special meeting.

(C) Notwithstanding the foregoing, the Secretary of the corporation shall not be required to call a special meeting of stockholders if (i) the Board of Directors calls an annual or special meeting of stockholders to be held not later than sixty (60) days after the Request Receipt Date; or (ii) the Special Meeting Request or the Stockholder Special Meeting Request(s) (A) is received by the Secretary of the corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (B) contains an identical or substantially similar item (a “Similar Item”) to an item that was presented at any meeting of stockholders held within the twelve months prior to the Request Receipt Date (and, for purposes of this clause (B) the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors); (C) relates to an item of business that is not a proper subject for action by the party requesting the special meeting under applicable law; (D) was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law; or (E) does not comply with the provisions of this Section 2.

(D) Except as provided in the next sentence, any special meeting shall be held at such date and time as may be fixed by the Board of Directors in accordance with these By-laws and the laws of the State of Delaware. In the case of a Stockholder Requested Special Meeting, such meeting shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any Stockholder Requested Special Meeting shall be not more than sixty (60) days after the record date for such meeting (the “Meeting Record Date”), which shall be fixed in accordance with Section 8 of this Article I. In fixing a date and time for any Stockholder Requested Special Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.

(E) Business to be transacted at a special meeting, including a special meeting called by a Special Meeting Request or a Stockholder Requested Special Meeting, may only be brought before the meeting pursuant to the corporation’s notice of meeting. Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the Stockholder Special Meeting Request(s); provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters not included in the Stockholder Special Meeting Request(s) to the stockholders at any Stockholder Requested Special Meeting.

SECTION 3. Except as otherwise provided by law, notice of the time, place and purpose or purposes of every meeting of stockholders shall be given not earlier than sixty, nor less than ten, days previous thereto to each stockholder of record entitled to vote at the meeting. Notice of any meeting of stockholders need not be given to any stockholders who shall waive notice thereof, before or after such meeting, in writing or by electronic transmission, or to any stockholder who shall attend such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 4. The holders of record of a majority in voting power of the issued and outstanding shares of the corporation, which are entitled to vote at the meeting, shall, except as otherwise provided by law, constitute a quorum at all meetings of the stockholders. If there be no such quorum present in person or by proxy, the holders of a majority in voting power of such shares so present or represented may adjourn the meeting from time to time.

SECTION 5. (A) Meetings of the stockholders shall be presided over by the Chief Executive Officer or Chairman, or, if neither is present, by a Vice President or, if no such officer is present, by a chairman to be chosen at the meeting. The Secretary of the corporation or, in his absence, an Assistant Secretary shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the chairman shall appoint a secretary. (B) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 6. Each stockholder entitled to vote at any meeting may vote in person or by proxy for each share of stock held by him which has voting power upon the matter in question at the time; but no proxy shall be voted on after three years from its date, unless such proxy provides for a longer period.

SECTION 7. At all elections of directors the voting shall be by ballot, and a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article I, Section 9(A)(2) of these By-laws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Except as otherwise provided by the Certificate of Incorporation, these By-laws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law, all other questions to stockholders shall be determined by a majority of the votes cast on such questions.

SECTION 8. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 9. (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 9 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 9.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 9, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the corporation that are beneficially owned by each such nominee, (iv) a statement whether each such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or reelection, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors, in accordance with the corporation’s Corporate Governance Guidelines, (v) such other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and (vi) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 9 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 9 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

B. Special Meetings of Stockholders. (1) Business transacted at any special meeting shall be limited to the purposes stated in the corporation’s notice of meeting; provided, however, that business transacted at any Stockholder Requested Special Meeting shall be limited to (i) the purpose(s) stated in the unrevoked valid Special Meeting Request received from stockholder(s) of record holding shares representing in the aggregate at least the Requisite Percent and (ii) any additional matters that the Board of Directors determines to include in the corporation’s notice of the meeting. Nominations of persons for election to the Board of Directors made by a stockholder or stockholders at any special meeting shall be made only in accordance with the notice procedures and requirements set forth in Section 2 of this Article I, in the case of a Stockholder Requested Special Meeting, and Section 9(B)(2) of this Article I, in the case of any other special meeting. Proposals made by a stockholder or stockholders of other business to be conducted at a special meeting may be made only in accordance with the procedures set forth in Section 2 of this Article I. Notwithstanding the provisions of Section 2 of this Article I or this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in Section 2 of this Article I. Any references to the Exchange Act are not intended to and shall not limit the requirements applicable to stockholder-proposed business to be considered pursuant to Section 2 of this Article I.

(2) In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 9 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

C. General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 9 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 9 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(iv) of this Section 9) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 9, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 9, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(2) For purposes of this Section 9, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9. Nothing in this Section 9 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1. The Board of Directors of the corporation shall consist of such number of directors, not less than three, as shall from time to time be fixed by the affirmative vote of a majority of the Board of Directors. A majority of the total number of directors shall constitute a quorum for the transaction of business. Directors need not be stockholders.

SECTION 2. Vacancies in the Board of Directors and newly created directorships resulting from an increase in the number of directors shall be filled as provided in the Certificate of Incorporation.

SECTION 3. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the notice of call of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board and special meetings may be held at any time upon the call of the Chief Executive Officer or Chairman, by oral, telegraphic, facsimile or written notice or notice by means of electronic transmission, duly served on or sent, given or mailed to each director not less than one day before the meeting. The notice of any meeting need not specify the purposes thereof. A meeting of the Board may be held without notice immediately after the meeting of stockholders at the same place at which such meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in writing or by electronic transmission. Unless otherwise provided by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings (or electronic transmission or transmissions) are filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 4. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent permitted by law and provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. A majority of the members of a committee shall constitute a quorum for the transaction of its business. The Board of Directors may designate one or more directors as alternate members of any committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors, to act at the meeting for all purposes in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

ARTICLE III

OFFICERS

SECTION 1. The Board of Directors as soon as may be after their election held in each year shall elect officers of the corporation, including a Chief Executive Officer, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also from time to time appoint such other officers (including a Chairman who shall be a member of the Board of Directors, one or more Vice Chairmen, one or more Assistant Secretaries and one or more Assistant Treasurers) as it may deem proper or may delegate to any elected officer of the corporation the power so to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior, or Regional, or may be given such other designation or combination of designations.

SECTION 2. All officers of the corporation elected or appointed by the Board of Directors shall hold office until their respective successors are chosen and qualified. Any officer may be removed from office at any time either with or without cause by the affirmative vote of a majority of the members of the Board then in office, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board of Directors.

SECTION 3. Each of the officers of the corporation elected or appointed by the Board of Directors shall have the powers and duties prescribed by law, by the By-laws or by the Board of Directors and, unless otherwise prescribed by the By-laws or by the Board of Directors, shall have such further powers and duties as ordinarily pertain to his office. The Chief Executive Officer shall be the Principal Executive Officer and shall have the general direction of the affairs of the corporation. Any officer, agent, or employee of the corporation may be required to give bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors may from time to time prescribe.

SECTION 4. The corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person (a “Covered Person”) made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation. Notwithstanding the preceding sentence, except as specifically provided in this paragraph below, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the corporation. The corporation shall to the fullest extend not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article III or otherwise. The corporation may indemnify, to the full extent permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article III is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law. The indemnification provided by this Article III shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article III or otherwise.

ARTICLE IV

CERTIFICATES OF STOCK

SECTION 1. Except as otherwise determined by resolution of the Board of Directors in respect of any uncertificated shares, the interest of each stockholder of the corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. Subject to any applicable restrictions on transfer, the shares of the stock of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of a certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the corporation or its agents may reasonably require.

SECTION 2. The certificates of stock shall be signed by such officer or officers as may be permitted by law to sign (except that where any such certificate is countersigned by a transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employee, the signatures of any such officer or officers may be facsimiles), and shall be countersigned and registered in such manner, all as the Board of Directors may by resolution prescribe. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been issued by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the corporation.

SECTION 3. No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors in its discretion may require.

ARTICLE V

CORPORATE BOOKS

The books of the corporation may be kept outside of the State of Delaware at such place or places as the Board of Directors may from time to time determine.

ARTICLE VI

CHECKS, NOTES, PROXIES, ETC.

All checks and drafts on the corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors. Proxies to vote and consents with respect to securities of other corporations or entities owned by or standing in the name of the corporation may be executed and delivered from time to time on behalf of the corporation by the Chief Executive Officer, or by such officers as the Board of Directors may from time to time determine.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.

ARTICLE VIII

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the corporation and the words “Corporate Seal” state and date of incorporation. In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

ARTICLE IX

OFFICES

The corporation and the stockholders and the directors may have offices outside of the State of Delaware at such places as shall be determined from time to time by the Board of Directors.

ARTICLE X

AMENDMENTS

The Board of Directors shall be authorized to make, amend, alter, change, add to or repeal the By-laws of the corporation in any manner not inconsistent with the laws of the State of Delaware. The affirmative vote of the holders of at least 66 2/3 percent in voting power of all the outstanding shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to make, amend, alter, change, add to or repeal any provision of the By-laws of the corporation.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION GLENPOINTE CENTRE WEST 500 FRANK W. BURR BLVD. TEANECK, NJ 07666

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Cognizant Technology Solutions Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M34420-P06898 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
The Board of Directors recommends that you vote FOR the following proposals:
1.	Election of Directors
			For	Against	Abstain
Nominees:
	1a.	Francisco D’Souza	☐	☐	☐
	1b.	John N. Fox, Jr.	☐	☐	☐
	1c.	Thomas M. Wendel	☐	☐	☐
						For	Against	Abstain
2.	APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K.					☐	☐	☐
3.

TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED (THE “CERTIFICATE OF INCORPORATION”) AND TO AMEND AND RESTATE OUR AMENDED AND RESTATED BY-LAWS, AS AMENDED, TO PROVIDE HOLDERS OF TWENTY-FIVE PERCENT (25%) OF THE COMPANY’S OUTSTANDING SHARES OF CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE (“CLASS A COMMON STOCK”), UPON SATISFACTION OF CERTAIN CONDITIONS, THE POWER TO CALL A SPECIAL MEETING OF STOCKHOLDERS.

						☐	☐	☐
4.	TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2012.					☐	☐	☐
The Board of Directors recommends that you vote AGAINST the following proposal:
5.	TO ACT ON A STOCKHOLDER PROPOSAL TO DECLASSIFY THE COMPANY’S BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS.					☐	☐	☐

NOTE: TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M34421-P06898

ANNUAL MEETING OF STOCKHOLDERS OF

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CLASS A COMMON STOCK

JUNE 5, 2012

Please date, sign and mail your proxy card in the envelope provided as soon as possible. Please detach and mail in the envelope provided.

Steven E. Schwartz, Senior Vice President, General Counsel and Secretary of the Company, and Gordon J. Coburn, President of the Company, be, and each or them hereby is, designated as proxy to vote at the Annual Meeting of Stockholders all proxies received by the Board upon (i) the election of directors, (ii) the proposal to approve the compensation of our named executive officers, (iii) the proposal to amend our Certificate of Incorporation, and amend and restate our Amended and Restated By-laws, as amended, to provide holders of twenty-five percent (25%) of the Company’s outstanding shares of Class A Common Stock, upon satisfaction of certain conditions, the power to call a special meeting of stockholders, (iv) the ratification of the appointment of our independent registered public accounting firm, (v) a stockholder proposal to declassify the Company’s Board of Directors and provide for the annual election of all directors, and (vi) such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Continued and to be signed on reverse side